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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LAREDO PETROLEUM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 1, 2014

To the Stockholders of Laredo Petroleum, Inc.:

        You are invited to attend our 2014 Annual Meeting of Stockholders, which will be held at the Thomas Gilcrease Museum, 1400 North Gilcrease Museum Road, Tulsa, Oklahoma 74127, on Thursday, May 15, 2014, at 9:00 a.m. Central Time.

        Details of the business to be conducted at the meeting are described in the attached Notice of 2014 Annual Meeting of Stockholders and Proxy Statement.

        We are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials ("Notice") instead of a paper copy of our Annual Report, which includes our Form 10-K for the fiscal year ended December 31, 2013, Proxy Statement and proxy card. We believe this process allows us to provide stockholders with the information needed in connection with our Annual Meeting in a timely manner, while saving costs and conserving resources. The Notice contains instructions on how to access these documents over the Internet, as well as instructions on how to request a paper copy of the materials, if desired. All stockholders who do not receive a Notice should receive a paper copy of the proxy materials by mail.

        Your vote is important and we encourage you to vote whether or not you plan to attend the meeting. Please either vote by telephone, over the Internet or sign, date and return your proxy card, following the instructions on the Notice or proxy materials, so that your shares will be represented. If you are a stockholder of record and plan to attend the meeting, you may also vote in person.

        We look forward to seeing you at the meeting.

Sincerely,

Randy A. Foutch
Chairman and Chief Executive Officer

LAREDO PETROLEUM, INC.

15 W. Sixth Street, Suite 900
Tulsa, Oklahoma 74119

TIME	9:00 a.m. Central Time on Thursday, May 15, 2014
PLACE	Thomas Gilcrease Museum, 1400 North Gilcrease Museum Road, Tulsa, Oklahoma 74127
ITEMS OF BUSINESS

(1) To elect four Class I directors to our board of directors to hold office until the expiration of their three-year term in 2017 and thereafter until their respective successors are duly elected and qualified.

(2) To ratify the appointment of Grant Thornton LLP as the Company's independent registered accounting firm.
(3) To hold an advisory vote approving the compensation of our named executive officers.
(4) To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.
RECORD DATE	You can vote if, at the close of business on March 19, 2014, you were a holder of record of our common stock.
PROXY VOTING

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote promptly by voting by telephone at 1-800-690-6903 or over the Internet at www.proxyvote.com (or if you received a paper copy of the proxy materials, by signing and returning the proxy card in the envelope provided).

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MAY 15, 2014

The Company's Notice of Annual Meeting, Proxy Statement and our 2013 Annual Report, including the Form 10-K for the fiscal year ended December 31, 2013, are available over the Internet at http://materials.proxyvote.com/516806. Alternatively, if you received a paper copy of the proxy materials (which include the proxy card), you may vote by signing and returning the proxy card in the envelope provided.

        This Notice, Proxy Statement and the form of proxy/voting instructions are first being sent or made available to stockholders on or about April 1, 2014.

April 1, 2014
Tulsa, Oklahoma

By Order of the Board of Directors,

Kenneth E. Dornblaser Senior Vice President, General Counsel and Secretary

LAREDO PETROLEUM, INC.

15 W. Sixth Street, Suite 900
Tulsa, Oklahoma 74119

PROXY STATEMENT

2014 ANNUAL MEETING OF STOCKHOLDERS

        The board of directors of Laredo Petroleum, Inc. (the "Company," "we," "us" or "our") requests your proxy for the 2014 Annual Meeting of Stockholders that will be held Thursday, May 15, 2014, at 9:00 a.m. Central Time, at the Thomas Gilcrease Museum, 1400 North Gilcrease Museum Road, Tulsa, Oklahoma 74127 (the "Annual Meeting"). By granting the proxy, you authorize the persons named on the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

        In accordance with the rules and regulations adopted by the Securities and Exchange Commission ("SEC"), we are providing our stockholders access to our proxy materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials ("Notice") will be mailed to most of our stockholders on or about April 1, 2014. The Notice will include (i) instructions on how to access the Company's proxy materials electronically, (ii) the date, time and location of the Annual Meeting, (iii) a description of the matters intended to be acted upon at the Annual Meeting, (iv) a list of the materials being made available electronically, (v) instructions on how a stockholder can request to receive paper or e-mail copies of the Company's proxy materials, (vi) any control/identification numbers that a stockholder needs to access his or her proxy card and instructions on how to access the proxy card, and (vii) information about attending the Annual Meeting and voting in person. Stockholders will have the ability to access the proxy materials on the website referred to in the Notice, or request a printed set of the proxy materials to be sent to them by following instructions on the Notice.

        If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or printed form will remain in effect until you terminate it.

Q.
Who is entitled to vote at the Annual Meeting?

A.
Holders of record of our common stock at the close of business on March 19, 2014, which we refer to as the "Record Date," are entitled to vote at the Annual Meeting. As of the Record Date, there were 143,687,924 shares of our common stock outstanding. Stockholders are entitled to cast one vote per share on each matter presented for consideration and action at the Annual Meeting.

Q.
What is the purpose of the Annual Meeting?

A.
At the Annual Meeting, stockholders will consider and vote upon the following matters:

(1)
Election of four Class I directors to our board of directors until the annual meeting of stockholders to be held in the year 2017 and until their respective successors are duly elected;

(2)
Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2014;

(3)
An advisory vote approving the compensation of our named executive officers; and

(4)
Such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Q.
Why did I receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A.
In accordance with SEC rules, we are providing access to our proxy materials over the Internet. As a result, we are sending to most of our stockholders a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by e-mail. A stockholder's election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Q.
Why didn't I receive a Notice in the mail regarding the Internet availability of proxy materials?

A.
We are providing certain stockholders, including those who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a Notice. If you would like to help reduce the costs we incur in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card to vote using the Internet. When prompted, indicate that you agree to receive or access stockholder communications electronically in the future.

Q.
Can I vote my stock by filling out and returning the Notice?

A.
No. However, the Notice will provide instructions on how to vote over the Internet, by telephone, by requesting and returning a paper proxy card or by submitting a ballot in person at the Annual Meeting.

Q.
How can I access the proxy materials over the Internet?

A.
Your Notice or proxy card will contain instructions on how to view our proxy materials on the Internet. Our proxy materials are also available on our website at: www.laredopetro.com.

        You may vote by any of the following four methods:

  (1)
  Internet.    Vote over the Internet at www.proxyvote.com, the web site for Internet voting. Simply follow the instructions on the Notice, or if you received a proxy card by mail, follow the instructions on the proxy card and you can confirm that your vote has been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on May 14, 2014.

  (2)
  Telephone.    Vote by telephone by following the instructions on the Notice, or if you received a proxy card, by following the instructions on the proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your vote has been properly recorded. Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on May 14, 2014.

  (3)
  Mail.    If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the board of directors. If mailed, your completed and signed proxy card must be received by May 14, 2014.

  (4)
  Meeting.    If you are a stockholder of record, you may attend and vote at the Annual Meeting.

  If you hold your Laredo shares in a brokerage account, your ability to vote over the Internet or by telephone depends on your broker's voting process. Please follow the directions on your proxy card or the voter instruction card from your broker carefully.

  The board of directors recommends that you vote using one of the first three methods discussed above, as it is not practical for most stockholders to attend and vote at the Annual Meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person.

Q.
How can I vote my shares in person at the Annual Meeting?

A.
Stockholders of Record.    If your shares are registered directly in your name with the American Stock Transfer and Trust Company ("AST"), our "transfer agent," you are considered the stockholder of record with respect to those shares and the Notice or proxy materials being mailed to you. As the stockholder of record, you have the right to vote in person at the Annual Meeting. If you choose to do so, you can bring the proxy card or vote using the ballot provided at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you decide later not to attend the Annual Meeting.

B.
Beneficial Owners.    Most of our stockholders hold their shares in street name through a broker, bank or other nominee rather than directly in their own name. In that case, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the Annual Meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, bank or nominee that holds your shares, giving you the right to vote the shares at the meeting. You will need to contact your broker, bank or nominee to obtain a legal proxy, and you will need to bring it to the Annual Meeting in order to vote in person.

Q.
How does the board of directors recommend that I vote?

A.
Our board of directors recommends that you vote:

(1)
"FOR" the election of the Company's nominees to the board of directors.

(2)
"FOR" ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2014.

(3)
"FOR" the advisory resolution approving the compensation of our named executive officers as disclosed in this Proxy Statement (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).

Q.
Why am I voting for one class of board members with a staggered term this year?

A.
Our Amended and Restated Certificate of Incorporation provided for certain actions to automatically take effect in the event our majority stockholders at the time, certain affiliates of Warburg Pincus, LLC, including Warburg Pincus Private Equity IX, L.P., Warburg Pincus X Partners, L.P. and Warburg Pincus Private Equity X O&G, L.P. (collectively, "Warburg Pincus"), no longer owned 50% of more of our outstanding common stock. One of these actions was that our board of directors was divided into three classes, with each class serving staggered three-year terms. As we previously announced, as of November 25, 2013, Warburg Pincus no longer owned 50% or more of our outstanding common stock. Therefore, under the provisions of our Amended and Restated Certificate of Incorporation, at the Annual Meeting we are asking our stockholders to vote for four Class I directors to our board of directors with a three-year term set to expire at the annual meeting in 2017, as described more completely in this Proxy Statement.

Q.
What is the voting requirement to approve each of the items?

A.	Item One—Election of directors	The persons receiving the highest number of "FOR" votes at the Annual Meeting will be elected. As a result, the four nominees for election as Class I directors who receive the greatest number of votes will be elected directors. Abstentions, broker non-votes and withheld votes, if any, are not counted as votes cast and will have no effect on the outcome of this election.
Item Two—Ratification of appointment of independent public accounting firm
To be approved by the stockholders, this item must receive the "FOR" vote of a majority of the votes cast on this proposal at the Annual Meeting. Broker non-votes, if any, will be counted as votes "FOR" this proposal. Abstentions, if any, have the same effect as votes against the matter.
Item Three—Advisory vote approving the compensation of our named executive officers
To be approved by the stockholders, this item must receive the "FOR" vote of a majority of the votes cast on this proposal at the Annual Meeting. Broker non-votes, if any, are not counted as votes cast and will have no effect on the outcome of this proposal. Abstentions, if any, have the same effect as votes against the matter. The results of the votes on this Item Three are not binding on the board of directors, whether or not the resolution is passed under these voting standards.
Q.
What happens if additional matters are presented at the Annual Meeting?

A.
Other than the three items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxies will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Q.
What happens if I do not give specific voting instructions?

A.
If you are a stockholder of record, and you sign and return a proxy card without giving specific voting instructions, the proxyholders will vote your shares in the manner recommended by our board of directors on all matters presented in this Proxy Statement, and, with respect to any other matters that may properly come before the Annual Meeting, as the proxyholders may determine in their discretion.

  You should use the voting instruction card provided by the institution that holds your shares to instruct your broker to vote your shares or else your shares will be considered broker non-votes. If you are the beneficial owner of shares held in the name of a broker, bank or other nominee and do not provide that broker, bank or other nominee with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur when a broker is not permitted to vote on a matter without instructions from the beneficial owner and such instructions are not given. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

  If you hold your shares through a broker, bank or other nominee and you do not provide your broker with specific voting instructions, your broker may vote your shares only with respect to certain matters considered routine. Specifically, your broker may not vote on the election of directors or the compensation of our named executive officers if you do not furnish instructions for this item. Your broker may vote in its discretion on the ratification of the appointment of our independent public accounting firm.

Q.
What is the quorum requirement for the Annual Meeting?

A.
A majority of the Company's outstanding shares as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, withheld or abstained, if you:

•
are present and vote at the Annual Meeting; or

•
properly submit a proxy card or vote over the Internet or by telephone.

  Broker non-votes are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting. If a quorum is not present, the chairman of the Annual Meeting may adjourn the meeting to another place, if any, date, or time.

Q.
How can I change my vote after I return my proxy card?

A.
If you are a stockholder of record, there are three ways you can change your vote or revoke your proxy after you have sent in your proxy form.

•
First, you may send a written notice to Laredo Petroleum, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119, stating that you would like to revoke your proxy.

•
Second, you may complete and submit another valid proxy by mail, telephone or over the Internet that is later dated and if mailed, is properly signed, or if submitted by telephone or over the Internet is received by 11:59 p.m. Eastern Time on May 14, 2014. Any earlier proxies will be revoked automatically.

•
Third, you may attend the Annual Meeting and vote in person. Any earlier proxy will be revoked. However, attending the Annual Meeting without voting in person will not revoke your proxy.

  If you hold your shares through a broker, bank or other nominee and you have instructed the broker, bank or other nominee to vote your shares, you must follow directions from your broker, bank or other nominee to change your vote.

Q.
Who will tabulate the votes?

A.
The board of directors has appointed our transfer agent, AST, to tabulate and certify the vote, and AST will have a representative to act as the independent inspector of elections for the Annual Meeting. AST will be responsible for (i) determining the presence of a quorum at the Annual Meeting, (ii) receiving all votes and ballots, whether by proxy or in person, with regard to all issues voted upon at the Annual Meeting, (iii) counting and tabulating all such votes and ballots and (iv) determining and reporting the results with regard to all such issues voted upon at the Annual Meeting.

Q.
Where can I find the voting results of the Annual Meeting?

A.
We intend to announce preliminary voting results at the Annual Meeting and publish preliminary results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

Q.
How can I obtain a separate set of proxy materials?

A.
We have adopted a procedure approved by the SEC known as "householding." Under this procedure, multiple stockholders residing at the same address have the convenience of receiving a single copy of our Annual Report and Proxy Statement, unless they have notified us that they want to continue receiving multiple copies. Householding allows us to reduce the environmental impact of providing proxy materials as well as printing and mailing costs.

  If you received a householded mailing this year and you would like to have additional copies of the Annual Report and/or Proxy Statement mailed to you, or you would like to revoke your consent to the householding of documents, please submit your request to Laredo Petroleum, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119 or by calling (918) 513-4570.

  Unfortunately, householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse each have two accounts containing our common stock at two different brokerage firms, your household will receive two copies of our Annual Meeting materials—one from each brokerage firm. To reduce the number of duplicate sets of materials your household receives, you may wish to enroll some or all of your accounts in our electronic delivery program.

Q.
Who pays for the cost of this proxy solicitation?

A.
We will pay the costs of the solicitation of proxies. We may reimburse brokerage firms and other persons for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. Stockholders voting over the Internet should understand that there may be costs associated with electronic access, such as the usage charges from telephone companies and Internet access providers, that must be borne by the stockholder.

Q.
Is there a list of stockholders entitled to vote at the Annual Meeting?

A.
The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting at our principal executive offices between the hours of 9:00 a.m. and 5:00 p.m. Central Time for any purpose relevant to the Annual Meeting. To arrange to view this list during the times specified above, please contact the Secretary of the Company at Laredo Petroleum, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119.

Q.
What is the deadline to propose actions for consideration at next year's annual meeting?

A.
Shareholders who, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act," wish to present proposals for inclusion in the proxy materials to be distributed in connection with the 2015 annual meeting of stockholders, must submit their proposals so that they are received at our principal executive offices no later than the close of business on December 1, 2014, or, in the event the Company's 2015 annual meeting is advanced or delayed more than 30 days from the date of the Annual Meeting, within a reasonable time before the Company begins to print and mail the proxy materials for the 2015 annual meeting. As the SEC rules make clear, simply submitting a proposal does not guarantee that it will be included in the Company's proxy materials.

  In addition, stockholders who wish to introduce a proposal from the floor of the 2015 annual meeting of stockholders (outside the processes of Rule 14a-8), must submit that proposal in writing to the Company's Secretary at our principal executive offices no earlier than January 15, 2015 and no later than February 14, 2015, or, in the event the Company's 2015 annual meeting of stockholders is advanced or delayed more than 30 days from the date of the anniversary of the Annual Meeting, not later than the later of (i) the 90th day before the 2015 annual meeting or (ii) the 10th day following the day on which public announcement of the date of the 2015 annual meeting is first made by the Company.

  To be in proper form, a stockholder's notice must include the information required by our bylaws with respect to each proposal submitted. The Company may refuse to consider any proposal that is not timely or otherwise does not meet the requirements of our bylaws or the SEC's rules with respect to the submission of proposals.

  You may obtain a copy of our bylaws by accessing our website (www.laredopetro.com) or submitting a request to Laredo Petroleum, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119.

Q.
How do I nominate a candidate for election as a director?

A.
Stockholders who wish to nominate a candidate for election as a director at our 2015 annual meeting must submit their nomination in writing to the Company's Secretary at our principal executive offices no earlier than January 15, 2015 and no later than February 14, 2015, or, in the event the Company's 2015 annual meeting of stockholders is advanced or delayed more than 30 days from the date of the Annual Meeting, not later than the later of (i) the 90th day before the 2015 annual meeting or (ii) the 10th day following the day on which public announcement of the date of the 2015 annual meeting is first made by the Company.

  In the event that the number of directors to be elected to the board of directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase made by the Company at least 10 days before the last day a stockholder may deliver a notice of nomination in accordance with the preceding sentence, a stockholder's notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

  To be in proper form, a stockholder's notice must include the information required by our bylaws with respect to the nomination and all other information regarding the proposed nominee and the nominating stockholder required by Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The Company may refuse to consider any nomination that is not timely or otherwise does not meet the requirements of our bylaws or the SEC's rules with respect to the submission of director nominations. A written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any stockholder nomination.

Q.
How can I communicate with the board of directors?

A.
Stockholders or other interested parties can contact any director, any committee of the board of directors, or the Company's non-management directors as a group, by writing to Laredo

  Petroleum, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119. Comments or complaints relating to the Company's accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee. All such communications will be forwarded to the appropriate member(s) of the board of directors.

THIS QUESTION AND ANSWER SECTION IS ONLY MEANT TO GIVE AN OVERVIEW OF THE PROXY STATEMENT. FOR MORE INFORMATION, PLEASE REFER TO THE MATERIAL CONTAINED IN THE SUBSEQUENT PAGES.

NOTE REGARDING OUR CORPORATE REORGANIZATIONS

        On December 19, 2011, pursuant to the terms of a corporate reorganization completed prior to the closing of the initial public offering of Laredo Petroleum Holdings, Inc. ("Holdings"), Holdings merged with Laredo Petroleum, LLC ("Laredo LLC"), with Holdings being the surviving entity. All of Laredo LLC's outstanding preferred equity units were exchanged for shares of Holdings' common stock in accordance with the limited liability company agreement of Laredo LLC ("LLC Agreement"). In addition, under the LLC Agreement and the restricted unit agreements, certain series of Laredo LLC's incentive equity units were exchanged into Holdings' common stock. To the extent any of such incentive units were subject to vesting requirements, the common stock issued in exchange therefor is also subject to such requirements.

        We refer to (i) the merger of Holdings and Laredo LLC, (ii) the exchange of all of the outstanding preferred equity units and certain series of incentive equity units of Laredo LLC for shares of Holdings' common stock in accordance with the LLC Agreement and (iii) the consummation of the other related transactions collectively as our "corporate reorganization."

        Effective December 31, 2013, we completed an internal corporate reorganization, which simplified our corporate structure. Our two former subsidiaries, Laredo Petroleum Texas, LLC and Laredo Petroleum-Dallas, Inc., were merged with and into the company formerly known as Laredo Petroleum, Inc. The sole remaining wholly-owned subsidiary of Laredo Petroleum, Inc., formerly known as Laredo Gas Services, LLC, changed its name to Laredo Midstream Services, LLC. Laredo Petroleum, Inc., a wholly-owned subsidiary of Holdings, merged with and into Holdings with Holdings surviving and changing its name to "Laredo Petroleum, Inc." We refer to the events described in this paragraph collectively as our "internal consolidation."

        As used in this Proxy Statement, the term "Laredo" refers to (i) Laredo LLC and its subsidiaries for periods prior to the corporate reorganization, (ii) Holdings and its subsidiaries for periods after the corporate reorganization and prior to the internal consolidation and (iii) the Company and its subsidiary for periods after the internal consolidation.

 ITEM ONE

ELECTION OF DIRECTORS

        As previously announced, as of November 25, 2013, Warburg Pincus collectively owned less than 50% of our outstanding common stock. In accordance with the provisions of our Amended and Restated Certificate of Incorporation, following such event the board of directors was divided into three classes, designated Class I, Class II and Class III, with each class serving staggered terms and thereafter until their successors are duly elected and qualified. The individuals listed below currently serve as the directors in the class indicated with a term expiring at the corresponding annual meeting of stockholders. As a result, approximately one-third of the director positions will be elected at each annual meeting of stockholders.

Class I—With a term expiring 2014

Randy A. Foutch
Peter R. Kagan
Edmund P. Segner, III
Dr. Myles W. Scoggins

Class II—With a term expiring 2015

James R. Levy
Donald D. Wolf
Jay P. Still

Class III—With a term expiring 2016

Pamela S. Pierce
B.Z. (Bill) Parker
Ambassador Francis Rooney

Nominees for Class I—With a term expiring 2017

        On the recommendation of our Nominating and Corporate Governance Committee, the board of directors has nominated Randy A. Foutch, Peter R. Kagan, Edmund P. Segner, III and Dr. Myles W. Scoggins for election to the board of directors as Class I directors of the Company and recommends that each of them be re-elected to the board of directors to serve as Class I directors, to hold office until the 2017 annual meeting of stockholders and thereafter until each of their successors is elected and qualified or his earlier resignation or removal.

        The biographical information for all four director nominees and our other directors is contained in the "Directors" section below.

        Assuming the presence of a quorum, each of the four director nominees receiving the affirmative vote "FOR" of a plurality of the shares voted at the Annual Meeting will be elected. Cumulative voting is not permitted in the election of directors. The board of directors recommends that you vote "FOR" the election of each of the four nominees Randy A. Foutch, Peter R. Kagan, Edmund P. Segner, III and Dr. Myles W. Scoggins.

        Unless otherwise instructed, the proxyholders will vote the proxies received by them for the four nominees named above. The board of directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company's directors will be reduced or the proxyholders will vote for the election of a substitute nominee that the board of directors recommends.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF RANDY A. FOUTCH, PETER R. KAGAN, EDMUND P. SEGNER, III AND DR. MYLES W. SCOGGINS.

DIRECTORS

        After the Annual Meeting, assuming the stockholders elect the four nominees of the board of directors as set forth in "Item One—Election of Directors" above, the board of directors of the Company will be:

Directors
Name	Age	Position
Randy A. Foutch	62	Chairman and Chief Executive Officer
Jay P. Still	52	Director, President and Chief Operating Officer
Peter R. Kagan(1)	45	Director
James R. Levy	38	Director
B.Z. (Bill) Parker(2)(3)	66	Director
Pamela S. Pierce(1)(3)	59	Director
Ambassador Francis Rooney(1)(3)	60	Director
Dr. Myles W. Scoggins(2)(3)	66	Director
Edmund P. Segner, III(2)(3)	60	Director
Donald D. Wolf(1)(2)(3)	70	Director

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

(3)
Member of the Nominating and Corporate Governance Committee

        Our board of directors currently consists of 10 members, each serving a three-year term that expires on the date of the corresponding annual meeting of the stockholders.

        Set forth below is biographical information about each of our nominees and the continuing directors as of March 31, 2014. * Indicates Nominees for Election.

        * Randy A. Foutch is Laredo's founder and has served as Laredo's Chairman and Chief Executive Officer since that time. He also served as Laredo's President from October 2006 to July 2008. Mr. Foutch has over 30 years of experience in the oil and gas industry. Prior to our formation, Mr. Foutch founded Latigo Petroleum, Inc. ("Latigo") in 2001 and served as its President and Chief Executive Officer until it was sold to Pogo Producing Co. in May 2006. Previous to Latigo, Mr. Foutch founded Lariat Petroleum, Inc. ("Lariat") in 1996 and served as its President until January 2001 when it was sold to Newfield Exploration, Inc. He is currently serving on the board of directors of Helmerich & Payne, Inc. (where he is a member of its audit and nominating and corporate governance committees) and Cheniere Energy, Inc. (where he is a member of its compensation and governance and nominating committees). Mr. Foutch is also a member of the National Petroleum Council, America's Natural Gas Alliance and the Advisory Council of the Energy Institute at the University of Texas, Austin. From 2006 to August 2011, he served on the board of directors of Bill Barrett Corporation and from 2006 to 2008, on the board of directors of MacroSolve, Inc. Mr. Foutch also serves on the University of Tulsa Board of Trustees and several nonprofit and private industry boards. He holds a Bachelor of Science in Geology from the University of Texas and a Master of Science in Petroleum Engineering from the University of Houston.

        Mr. Foutch has been successful in founding other oil and gas companies and serves in director positions of various oil and gas companies. As a result, he provides a strong operational and strategic background and has valuable business, leadership and management experience and insights into many aspects of the operations of exploration and production companies. Mr. Foutch also brings financial expertise to the board, including his experience in obtaining financing for startup oil and gas companies. For these reasons, we believe Mr. Foutch is qualified to serve as a director.

        Jay P. Still joined Laredo in July 2013 as President and Chief Operating Officer and is a member of our board of directors. Prior to joining Laredo, he held various positions with Pioneer Natural Resources Company, most recently as Executive Vice President, Domestic Operations where he was responsible for assets in the Rockies, Alaska, Barnett Shale, West Panhandle, Mid-Continent and South Texas. His responsibilities also included Corporate Engineering, EFS Midstream, Sustainable Development and he led the efforts in transitioning to natural gas as fuel for transportation and heavy equipment. In 1995, Mr. Still joined Pioneer's predecessor, Parker & Parsley Petroleum Company and prior to that spent ten years with Mobil Corp. Mr. Still holds a Bachelor of Science degree in Mechanical Engineering from Texas A&M University and a Master of Business Administration degree from Loyola University.

        Mr. Still has an extensive background in oil and gas operations in various regions throughout the United States, principally with public companies. This valuable hands-on experience, together with his combination of technical and business education allows Mr. Still to provide a company-specific input into board discussions. For these reasons be believe Mr. Still is qualified to serve as a director.

        * Peter R. Kagan has served as one of our (and prior to our corporate reorganization, Laredo LLC's) directors since July 2007. He has been with Warburg Pincus since 1997 where he leads the firm's investment activities in energy and natural resources. He is a Partner of Warburg Pincus & Co. and a Managing Director of Warburg Pincus. He is also a member of Warburg Pincus' Executive Management Group. Mr. Kagan is currently on the board of directors of Antero Resources Corporation (where he serves on the governance and nominating committee), Targa Resources Corp. (where he serves on the compensation committee and chairs the nominating and governance committee), AAG Energy Ltd. (formerly Asian American Gas Ltd.), Fairfield Energy, Hawkwood Energy LLC, Delonex Energy, MEG Energy, Canbriam Energy Inc., Venari Resources LLC, and Brigham Resources, LLC. He previously served on the board of directors of Broad Oak Energy Inc. ("Broad Oak"), Lariat and Latigo. Mr. Kagan is a director of Resources for the Future and a trustee of Milton Academy. Mr. Kagan received a Bachelor of Arts degree cum laude from Harvard College and Juris Doctorate and Master of Business Administration degrees with honors from the University of Chicago.

        Mr. Kagan has significant experience with energy companies and investments and broad familiarity with the industry and related transactions and capital markets activity, which enhance his contributions to the board of directors. For these reasons, we believe Mr. Kagan is qualified to serve as a director.

        James R. Levy has served as one of our (and prior to our corporate reorganization, Laredo LLC's) directors since May 2007. He joined Warburg Pincus in 2006 and focuses on investments in the energy industry. He is a Partner of Warburg Pincus & Co. and a Managing Director of Warburg Pincus. Prior to joining Warburg Pincus, he worked as an Associate at Kohlberg & Company, a middle market private equity investment firm, from 2002 to 2006, and as an Analyst and Associate at Wasserstein Perella & Co. from 1999 to 2002. Mr. Levy is currently serving on the board of directors of Antero Resources Corporation (where he serves on the audit and compensation committees), EnStorage, Inc., Hawkwood Energy LLC, Suniva, Inc., Black Swan Energy Ltd. and Brigham Resources, LLC. He is a former director of Broad Oak. Mr. Levy received a Bachelor of Arts in history from Yale University.

        Mr. Levy has significant experience with energy companies and investments, and broad familiarity with the industry and related transactions and capital markets activity, which enhance his contributions to the board of directors. For these reasons, we believe Mr. Levy is qualified to serve as a director.

        B. Z. (Bill) Parker has served as one of our (and prior to our corporate reorganization, Laredo LLC's) directors since May 2007. Mr. Parker joined Phillips Petroleum Company in 1970 where he held various engineering positions in exploration and production in the United States and abroad. He later served in numerous executive positions at Phillips Petroleum Company and in 2000, he was named Executive Vice President for Worldwide Production & Operations. He retired from Phillips

Petroleum Company in this position in November 2002. Mr. Parker served on the board of Williams Partners GP from August 2005 to September 2010 where he also served as chairman of the conflicts and audit committees. He served on the board of directors of Latigo from January 2003 to May 2006 where he also served as chairman of the audit committee. Mr. Parker is a member of the Society of Petroleum Engineers. He received a Bachelor of Science degree in Petroleum Engineering from the University of Oklahoma.

        Mr. Parker has over 41 years of experience in the oil and gas industry, having served in various engineering and executive positions for an exploration and production company and as a director and audit committee member for various energy companies. For these reasons, we believe Mr. Parker is qualified to serve as a director.

        Pamela S. Pierce has served as one of our (and prior to our corporate reorganization, Laredo LLC's) directors since May 2007. She has been a partner at Ztown Investments, Inc. since 2005, focused on investments in domestic oil and natural gas non-working interests. She also is a member of the Scientific Drilling International, Inc. board of directors. From 2005 to 2013 she served on the board of directors of Michael Baker, Inc., and from 2002 to 2004, she was the President of Huber Energy, an operating company of J.M. Huber Corporation. From 2000 to 2002, she was the President and Chief Executive Officer of Houston-based Mirant Americas Energy Capital and Production Company. She has also held a variety of managerial positions with ARCO Oil and Gas Company, ARCO Alaska and Vastar Resources. She received a Bachelor of Science Degree in Petroleum Engineering from the University of Oklahoma and a Master of Business Administration in Corporate Finance from the University of Dallas.

        Ms. Pierce is a highly experienced business executive with extensive knowledge of the energy industry. Her business acumen enhances the board of directors' discussions on all issues affecting us and her leadership insights contribute significantly to the board of directors' decision-making process. For these reasons, we believe Ms. Pierce is qualified to serve as a director.

        Ambassador Francis Rooney has served as one of our (and prior to our corporate reorganization, Laredo LLC's) directors since February 2010. He has been the Chief Executive Officer of Rooney Holdings, Inc. since 1984, and of Manhattan Construction Group, Tulsa, since 2008, which is engaged in road and bridge construction, civil works and building construction and construction management in the United States, Mexico and the Central America/Caribbean region. From 2005 through 2008, he served as the United States Ambassador to the Holy See, appointed by President George W. Bush. Ambassador Rooney currently serves on the boards of directors of Helmerich & Payne, Inc. (where he is a member of the audit and nominating committees) and VETRA Energy Group, Bogota, Colombia. He is a member of the Board of Advisors of the Panama Canal Authority, Republic of Panama, the Board of the Florida Gulf Coast University Foundation and the Board of Visitors of the University of Oklahoma International Programs. Ambassador Rooney graduated from Georgetown University with a Bachelor of Arts and from Georgetown University Law Center with a Juris Doctorate. He is a member of the District of Columbia and Texas Bar Associations.

        Ambassador Rooney has broad business and financial experience and has served as a director of public and private energy companies. For these reasons, we believe Ambassador Rooney is qualified to serve as a director.

        * Dr. Myles W. Scoggins has served as one of our directors since May 2012. In June 2006, Dr. Scoggins was appointed President of the Colorado School of Mines, an engineering and science research university with strong ties to the oil and gas industry. Dr. Scoggins retired in April 2004 after a 34-year career with Mobil Corporation and ExxonMobil Corporation, where he held senior executive positions in the upstream oil and gas business. From December 1999 to April 2004, he served as Executive Vice President of ExxonMobil Production Co. Prior to the merger of Mobil and Exxon in December 1999, he was President, International Exploration & Production and Global Exploration and

an officer and member of the executive committee of Mobil Oil Corporation. He has been a member of the board of directors of Cobalt International Energy, an independent oil exploration and production company focusing on the deepwater U.S. Gulf of Mexico and offshore Angola and Gabon in West Africa, since March 2010 (where he serves on the auditing and the nominating and corporate governance committees); QEP Resources, Inc., an independent onshore U.S. oil and gas exploration and production company since July 2010 (where he serves on the compensation committee and chairs the governance committee and serves as lead director); and currently serves as a member of the National External Advisory Council of the United States Department of Energy's National Renewable Energy Laboratory. From February 2005 until June 2010, Dr. Scoggins was a member of the board of directors of Questar Corporation, a Rockies-based integrated natural gas company; from March 2005 until August 2011, he was a member of the board of directors of Trico Marine Services, Inc., an integrated provider of subsea, trenching and marine support vessels and services; and from June 2007 until October 2012, he was a member of the board of directors of Venoco, Inc., an oil and gas production company. Dr. Scoggins has a Ph.D. in Petroleum Engineering from The University of Tulsa.

        Dr. Scoggins has over 45 years of experience in the oil and gas exploration and production industry with extensive industry and management experience and expertise, and has served in various senior executive and management positions in the upstream oil and gas business. For these reasons, we believe Dr. Scoggins is qualified to serve as a director.

        * Edmund P. Segner, III joined our (and prior to our corporate reorganization, Laredo LLC's) board of directors in August 2011. Mr. Segner currently is a professor in the practice of engineering management in the Department of Civil and Environmental Engineering at Rice University in Houston, Texas, a position he has held since July 2006 and full time since July 2007. In 2008, Mr. Segner retired from EOG Resources, Inc. ("EOG"), a publicly traded independent oil and gas exploration and production company. Among the positions he held at EOG were President, Chief of Staff, and director from 1999 to 2007. From March 2003 through June 2007, he also served as the Principal Financial Officer of EOG. He has been a member of the board of directors of Bill Barrett Corporation, an oil and gas company primarily active in the Rocky Mountain region of the United States, since August 2009 (where he serves on the audit, compensation and reserves & EHS committees). He has also served on the board of directors of Exterran Partners, L.P., a master limited partnership that provides natural gas contract operations services, since May 2009 (where he serves on the audit, compensation and conflicts committees). In February 2014 Mr. Segner also became a member of the board of directors of Midcoast Holdings, L.L.C., the general partner of MidcoastEnergy Partners, L.P. (an affiliate of Enbridge), where he serves on the conflicts committee. From August 2009 until October 2011, Mr. Segner was a member of the board of directors of Seahawk Drilling, Inc., an offshore oil and natural gas drilling company. He also currently serves as a member of the board or as a trustee for several non-profit organizations. Mr. Segner graduated from Rice University with a Bachelor of Science degree in Civil Engineering and received an M.A. degree in economics from the University of Houston. He is a certified public accountant.

        Mr. Segner's service as President, Principal Financial Officer and director of publicly traded oil and gas exploration and development companies provides our board of directors with a strong operational, financial, accounting and strategic background and provides valuable business, leadership and management experience and insights into many aspects of the operations of exploration and production companies. Mr. Segner also brings financial and accounting expertise to the board of directors, including through his experience in financing transactions for oil and gas companies, his background as a certified public accountant, his service as a Principal Financial Officer, his supervision of principal financial officers and principal accounting officers, and his service on the audit committees of other companies. For these reasons, we believe Mr. Segner is qualified to serve as a director.

        Donald D. Wolf has served as one of our (and prior to our corporate reorganization, Laredo LLC's) directors since February 2010. Mr. Wolf currently serves as the Chairman of the general partner of QR Energy, LP., which is a master limited partnership operated by Quantum Resources Management. He was the Chief Executive Officer of Quantum Resources Management from 2006 to 2009. He is currently Chairman of the Board of Enduring Resources, LLC, lead director of the general partner of MarkWest Energy Partners, L.P., and a director of Aspect Energy, LLC. He served as President and Chief Executive Officer of Aspect Energy, LLC from 2004 to 2006. Prior to joining Aspect, Mr. Wolf served as Chairman and Chief Executive Officer of Westport Resources Corporation from 1996 to 2004. Mr. Wolf graduated from Greenville College, Greenville, Illinois, with a Bachelor of Science in Business Administration.

        Mr. Wolf has had a diversified career in the oil and natural gas industry and has served in executive positions for various exploration and production companies. His extensive experience in the energy industry brings substantial experience and leadership skill to the board of directors. For these reasons, we believe Mr. Wolf is qualified to serve as a director.

 MEETINGS AND COMMITTEES OF DIRECTORS

        Our board of directors held four meetings in 2013, and our independent directors met in executive session four times during 2013. During 2013, each of our directors attended at least 75% of all meetings of the board of directors and independent executive sessions and each of our directors attended over 80% of all committee meetings that each such director was required to attend. Our Corporate Governance Guidelines require that the board of directors hold at least four meetings during 2014, and that our independent directors meet in executive session regularly in 2014. For more information regarding the role and structure of our board of directors refer to the "Corporate Governance" section included herein.

        The board of directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

        Audit Committee.    Information regarding the functions performed by the Audit Committee and its membership is set forth in the "Audit Committee Report" included herein and also in the "Audit Committee Charter" that is posted on the Company's website at www.laredopetro.com. The current members of the Audit Committee are Messrs. Segner (Chairman), Parker, Wolf and Dr. Scoggins. The Audit Committee held seven meetings during 2013, and all members of the Audit Committee attended each meeting. The Audit Committee Charter requires that the Audit Committee meet as often as it determines necessary but at least four times during 2014.

        Compensation Committee.    Responsibilities of the Compensation Committee, which are discussed in detail in the "Compensation Committee Charter" that is posted on the Company's website at www.laredopetro.com, include, among other duties, the responsibility to:

  •
  in consultation with senior management, establish the Company's general compensation philosophy and objectives;

  •
  review and approve the Company's goals and objectives relevant to the compensation of the Chief Executive Officer, annually evaluate the Chief Executive Officer's performance in light of those goals and objectives and, based on this evaluation, determine the Chief Executive Officer's compensation level, including salary, bonus, incentive and equity compensation;

  •
  make recommendations to the board of directors with respect to compensation for non-Chief Executive Officer executive officers;

  •
  make recommendations to the board of directors with respect to all employment agreements, severance arrangements, change in control provisions and agreements and any special supplemental benefits applicable to the Company's executive officers;

  •
  review and make recommendations to the board of directors with respect to incentive compensation and equity-based plans;

  •
  administer the Company's equity-based compensation plans, including the grant of stock option awards and other equity awards under such plans; and

  •
  review and make recommendations to the board of directors with respect to director compensation.

        The Compensation Committee has the authority, to the extent it deems appropriate, to retain one or more compensation consultants to assist in the evaluation of director, Chief Executive Officer or other executive compensation. The Compensation Committee has the sole authority to retain and terminate any such consulting firm, and to approve the firm's fees and other retention terms. The Compensation Committee also has the authority, to the extent it deems necessary or appropriate, to retain other advisors. The Company will provide for appropriate funding as determined by the

Compensation Committee, for payment of compensation to any consulting firm or other advisors employed by the Compensation Committee.

        The members of the Compensation Committee are Messrs. Wolf (Chairman), Rooney and Kagan and Ms. Pierce. Information regarding Mr. Kagan's relationship with certain related parties of the Company is set forth in the "Transactions with Related Persons—Gas Gathering and Processing Arrangement with Targa" section included herein.

        The Compensation Committee held six meetings (and executive sessions) in 2013, and each member of the Committee attended over 80% of the meetings. The Compensation Committee Charter requires that the Compensation Committee meet as often as it determines necessary but at least once during 2014.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee identifies, evaluates and recommends qualified nominees to serve on the Company's board of directors, develops and oversees the Company's internal corporate governance processes and maintains a management succession plan. Additional information regarding the functions performed by the Nominating and Corporate Governance Committee is set forth in the "Corporate Governance" section included herein and also in the "Nominating and Corporate Governance Committee Charter" that is posted on the Company's website at www.laredopetro.com.

        The members of the Nominating and Corporate Governance Committee are Messrs. Rooney (Chairman), Parker, Segner, Wolf and Dr. Scoggins and Ms. Pierce. The Nominating and Corporate Governance Committee held four meetings in 2013 (including one executive session), and all member of the Committee attended each meeting. The Nominating and Corporate Governance Committee Charter requires that the Nominating and Corporate Governance Committee meet as often as it determines necessary but at least once during 2014.

 EXECUTIVE OFFICERS

        Set forth below is biographical information about each of our executive officers as of March 31, 2014.

        Randy A. Foutch is the Chairman of the board of directors of the Company and Laredo's Chief Executive Officer. Please see the "Directors" section above for Mr. Foutch's biographical information.

        Richard C. Buterbaugh, age 59, joined the Company in June 2012 as Senior Vice President—Investor Relations. Following the resignation of W. Mark Womble as Senior Vice President & Chief Financial Officer, Mr. Buterbaugh assumed the title of Executive Vice President & Chief Financial Officer in December 2012. From March 2007 to June 2011, he was Vice President—Investor Relations and Corporate Planning at Quicksilver Resources Inc. From November 1989 to August 2006, he was with Kerr-McGee Corp., most recently as Vice President of Corporate Planning and previously as Vice President of Investor Relations and Communications. After leaving Quicksilver Resources, Inc. and prior to joining Laredo, as well as after leaving Kerr-McGee Corp. and prior to joining Quicksilver Resources, Inc., he was a consultant for oil and gas finance and management projects. Mr. Buterbaugh has 37 years of corporate finance, planning and investor relations experience in the oil and gas industry. He holds a Bachelor of Science degree in Accounting from the University of Colorado.

        Jay P. Still is a director of the Company and Laredo's President and Chief Operating Officer. Please see the "Directors" section above for Mr. Still's biographical information.

        Patrick J. Curth, age 62, has served as Laredo's Senior Vice President—Exploration and Land since October 2006. He has been involved in exploration and development projects in the Mid-Continent area for over three decades. Prior to joining Laredo, Mr. Curth joined Latigo in 2000 as Exploration Manager and served as Vice President—Exploration when Latigo was sold in May 2006. From 1997 to 2001, he was the Vice President—Exploration at Lariat. Mr. Curth holds a Bachelor of Arts in Geology from Windham College, a Masters Degree in Geological Sciences from the University of Wisconsin—Milwaukee and a second Masters Degree in Environmental Sciences from Oklahoma State University.

        Kenneth E. Dornblaser, age 59, joined Laredo in June 2011 as Senior Vice President and General Counsel. In 2012, Mr. Dornblaser was also appointed corporate Secretary. Immediately prior to joining Laredo, Mr. Dornblaser was a shareholder in the Johnson & Jones law firm, which he co-founded in March 1994. Prior to co-founding Johnson & Jones, Mr. Dornblaser had been engaged in the private practice of law in Tulsa, Oklahoma, with the law firm of Gable & Gotwals since 1980. Mr. Dornblaser graduated from Oklahoma State University with a Bachelor of Science degree in Accounting and the University of Oklahoma where he received his Juris Doctorate degree.

        Daniel C. Schooley, age 58, joined Laredo in 2007 and currently serves as Senior Vice President—Midstream and Marketing. Mr. Schooley has been in the midstream and marketing business since 1983, serving in senior level management positions at Oxley Petroleum, Stalwart Energy Corporation and Lumen Energy. Mr. Schooley is a member of the Board of Directors of the Oklahoma Independent Petroleum Association and holds a Bachelors degree in Forestry and a Masters degree in Resource Economics, both from Oklahoma State University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The following discussion and analysis contains statements regarding our and our named executive officers' past and future performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management's expectations or estimates of results or other guidance.

 Introduction

        The following compensation discussion and analysis describes the material elements of compensation for our named executive officers as determined by the Compensation Committee of the board of directors (the "Compensation Committee") for 2013. In particular, this "Compensation Discussion and Analysis" (1) provides an overview of Laredo's historical and proposed compensation policies and programs; (2) explains our compensation objectives, policies and practices with respect to our executive officers; and (3) identifies the elements of compensation for each of the individuals identified in the "Named Executive Officers" table, who we refer to in this "Compensation Discussion and Analysis" as our "named executive officers."

Named Executive Officers

        For the 2013 fiscal year, our named executive officers were:

• Randy A. Foutch	Chairman and Chief Executive Officer
• Richard C. Buterbaugh	Executive Vice President and Chief Financial Officer
• Jay P. Still	President and Chief Operating Officer as of July 8, 2013
• Jerry R. Schuyler	President and Chief Operating Officer through July 8, 2013
• Patrick J. Curth	Senior Vice President—Exploration & Land
• John E. Minton	Senior Vice President—Reservoir Engineering through December 6, 2013
• Kenneth E. Dornblaser	Senior Vice President and General Counsel

        Mr. Foutch and Mr. Buterbaugh are named executive officers by reason of their positions as the principal executive officer ("PEO") and principal financial officer ("PFO"), respectively, of the Company during the year. Mr. Still, Mr. Curth and Mr. Dornblaser are named as executive officers as they are our three most highly compensated executive officers (other than our PEO and PFO) who were serving in such capacity at the end of 2013. Mr. Schuyler and Mr. Minton are named executive officers for the reason that they would have been included among the three most highly compensated executive officers (other than our PEO and PFO) but they retired and were not serving in such capacity at the end of 2013.

2013 Company Highlights

        In 2013, we accomplished several goals as we grew reserves and production, operating cash flow and increased our liquidity. We focused our efforts on our core acreage in the Permian Basin by divesting our Granite Wash assets in the Texas Panhandle and Western Oklahoma (the "Granite Wash Sale") for net proceeds of approximately $428 million, which represented 15% of our proved reserve volumes as of December 31, 2012, allowing us to focus our capital and resources in the Permian Basin.

We also began the implementation of our Permian Basin pad drilling program in order to minimize costs and maximize recoveries. Among our other highlights in 2013 were the following:

  •
  Our total revenue grew to approximately $665 million, and we increased adjusted EBITDA (a non-GAAP measure) to more than $450 million, both records for the Company.

  •
  We reported net income attributable to common stockholders of $118 million, or $0.88 per diluted share.

  •
  We increased annual production approximately 21% in the Permian Basin.

  •
  In large part due to the Granite Wash Sale, we increased the oil component of our total company production to 61% in the fourth quarter of 2013 compared to 44% in the fourth quarter of 2012.

  •
  We grew our proved reserves in the Permian Basin to 203.6 million barrel of oil equivalent ("BOE"), an increase of approximately 27%.

  •
  We recorded only one employee OSHA-recordable incident, with more than 674,000 man-hours worked.

  •
  We confirmed the ability to transition into full development on our Permian-Garden City acreage, as we established horizontal and vertical spacing for the initial phase of multi-zone development and prepared to develop roughly half of this acreage utilizing multi-zone pads.

  •
  We realized advancements in seismic attribute and petro-physical work that allowed for the identification of "sweet spots" and additional horizontal target zones on our Permian-Garden City acreage.

  •
  Through a combination of operations, equity and debt offerings and expansion of our credit facility during the year, we strengthened our balance sheet and increased our liquidity to more than $1 billion at year-end.

  •
  We built our second Laredo-owned crude oil truck station in our Permian Basin area to reduce total transportation costs and crude oil inventory levels.

Summary of our Compensation Program

        Compensation of our executive officers has historically included the following key components:

  •
  Base salaries;

  •
  Annual cash bonus awards, based primarily on overall Company performance, with consideration also given to relative individual performance; and

  •
  Long-term equity-based incentive awards, based primarily on the relative contribution of various officer positions, with consideration given to relative individual performance and, with respect to performance units, consideration given to relative total stockholder return over a three-year period.

        The progress of the Company in 2013, including but not limited to the continued growth of production and reserves (including the impact of the Granite Wash Sale), as well as the initiation of our pad development program in the Permian Basin, resulted in management's recommendation and the Compensation Committee's determination to endorse the executive compensation framework and elements discussed in this "Compensation Discussion and Analysis" section as being in the best interests of the Company.

 Process for Determining Executive Compensation

Administration of our compensation programs

        Our executive compensation program is overseen by the Compensation Committee. The purpose of the Compensation Committee is to supervise the administration of compensation programs for all our officers and employees and those of our subsidiary. Officer compensation is reviewed at least annually for possible adjustments by the Compensation Committee.

Compensation philosophy and objectives of our executive compensation program

        Our executive compensation program is designed to attract, retain and motivate highly qualified and committed personnel by compensating them with both long-term incentive compensation in the form of equity, options and performance incentives, and short-term cash compensation comprising salary and the possibility of annual bonuses. We intend for our mix of compensation incentives to enhance our ability to recruit, retain and motivate our executives, as well as all employees, to accelerate the value of our assets for the benefit of our shareholders.

Implementing our objectives

        Executive compensation decisions are made on an annual basis by the Compensation Committee with input from Messrs. Foutch, Still and Buterbaugh. Although the Compensation Committee considers the input received from these executive officers, compensation decisions affecting our executive and other officers are ultimately recommended by the Compensation Committee and approved by the board of directors.

        With the approval of the Compensation Committee, Messrs. Foutch, Still and Buterbaugh have routinely obtained and reviewed external market information (including that received from the Compensation Committee's independent compensation advisor, as more fully described below) to assess the Company's ability to provide competitive compensation packages to our executive officers and recommend an adjustment to the compensation levels, when necessary. In making executive compensation recommendations, Messrs. Foutch, Still and Buterbaugh consider both the Company's and the executive officers' performance during the year. Moreover, an executive officer's expanded role at the Company could also serve as a basis for adjustment. Specifically, Messrs. Foutch, Still and Buterbaugh provide recommendations to the Compensation Committee regarding the compensation levels for our existing officers (excluding themselves) and our compensation program as a whole.

        While the Compensation Committee gives considerable weight to Messrs. Foutch's, Still's and Buterbaugh's input on compensation matters, the board of directors, after considering the recommendations of the Compensation Committee, has the final decision-making authority on all executive and other officer compensation matters. No other executive officers have a role in the evaluation, design or administration of our executive officer compensation program.

Compensation Best Practices

        The Company maintains compensation arrangements intended to optimize returns to shareholders and include best practice features, such as:

  •
  Not providing excise tax gross-ups to executives

  •
  Designing incentive plans intended to qualify for deductions under Section 162(m) of the Internal Revenue Code, to the extent applicable

  •
  Maintaining rigorous equity ownership guidelines for our executives

  •
  Not providing long-term employment agreements to executives

  •
  Using a "double trigger" for change in control severance

  •
  Basing compensation on company performance

  •
  Utilizing an independent compensation consultant

  •
  Performing an annual compensation risk assessment

  •
  Prohibiting option repricing

  •
  Prohibiting directors and officers from pledging stock

Shareholder Say-on-Pay Results

        In addition to these practices, at our 2013 Annual Meeting our executive compensation program received the support of more than 99% of shares voted at the meeting. The Compensation Committee has considered these results and viewed this outcome as evidence of stockholder support of its executive compensation decisions and policies. Accordingly, the Compensation Committee substantially maintained our executive compensation policies for 2014. The Compensation Committee will continue to review stockholder votes on our executive compensation and determine whether to make any changes to the program as a result of these votes.

Compensation Consultant and Conflict of Interest Analysis

        In July 2011, the Compensation Committee engaged Cogent Compensation Partners, Inc. ("Cogent") to serve as its independent compensation advisor. In July 2012, Cogent was acquired by Frederic W. Cook & Co., Inc. ("FWC"), at which time the Compensation Committee confirmed the retention of FWC as its independent compensation advisor. FWC did not provide any services to the Company outside of the scope of its engagement by the Compensation Committee. In accordance with the requirements of Item 407(e)(3)(iv) of Regulation S-K, in 2013 the Compensation Committee considered the relationships that Cogent and FWC have had with the Company, the members of the Compensation Committee and our executive officers, as well as the policies that Cogent and FWC have in place to maintain their independence and objectivity, and determined that no conflicts of interest arose from the work performed by Cogent and FWC. It is anticipated that the relationship will continue during 2014. The Compensation Committee's objective when engaging Cogent and FWC was to assess our level of competitiveness for executive-level talent and provide recommendations for attracting, motivating and retaining key employees, including identifying industry best practices.

        Cogent's initial report was presented to Laredo LLC's board of managers as a whole in August 2011. The report, which has since been updated by FWC with comprehensive market reviews in January 2012 and December 2013, has been utilized by the Compensation Committee when making its recommendations to the Company's board of directors for the compensation programs, including adjustments to the current programs that were made in 2013 and later, as described below.

Competitive Benchmarking

  2011 - 2013 Peer Companies

        At the time of our initial public offering and at the request of the Compensation Committee, Cogent identified potential peer companies for use in benchmarking our compensation policies. Cogent used the following parameters when constructing the peer group for its assessment: (1) resource-focused exploration and production companies that are publicly traded, (2) companies with a good performance track record, (3) companies with a strong management team with technical expertise, and (4) companies with annual revenue between $100 million and $1 billion.

        Using these parameters and collaborating with Mr. Foutch and our President and Chief Financial Officer at the time and members of the Compensation Committee, Cogent developed and originally recommended a 17-company industry peer group which was approved by the Compensation Committee and by Laredo LLC's board of managers. The peer group included the following companies:

Berry Petroleum Company	Forest Oil Corporation
Bill Barrett Corporation	LINN Energy LLC
Brigham Exploration Company*	Oasis Petroleum Inc.
Cabot Oil & Gas Corporation	Quicksilver Resources, Inc.
Carrizo Oil & Gas, Inc.	Range Resources Corporation
Comstock Resources, Inc.	Sandridge Energy, Inc.
Concho Resources Inc.	SM Energy Company
Continental Resources, Inc.	Swift Energy Company
EXCO Resources, Inc.

*
Following its acquisition by another company in December 2011, Brigham Exploration Company was deleted from the list of our peer group of companies, so that this peer group consists of the remaining 16 companies identified above.

        For 2012 and 2013, the Compensation Committee determined that there was no material change to our business that required any other change in the above-referenced peer group.

  2014 Peer Companies

        In December 2013, in connection with the grants under the 2011 Plan (as defined below) then being considered for 2014, the Compensation Committee again asked FWC to undertake an analysis of our peer group to confirm its continued relevance under the previously established parameters, and/or to suggest changes to the peer group effective for grants under the 2011 Plan in 2014 and thereafter. FWC reviewed other publicly traded companies in the oil and gas exploration and production sector of similar size and business characteristics and then further considered overall comparative appropriateness and statistical validity of the peer group. As a part of this consideration, FWC also analyzed companies identified by management and the Compensation Committee as potential peers.

        Following this analysis, due to factors ranging from company size, market capitalization/stock price, and the effects of pending corporate combinations, FWC recommended the removal of seven companies from our peer group (Berry Petroleum, Bill Barrett Corporation, Cabot Oil & Gas Corporation, Forest Oil Corporation, LINN Energy LLC, Quicksilver Resources, Inc. and Swift Energy Company), and the addition of seven companies to our peer group (Athlon Energy, Inc., Cimarex Energy Co., Diamondback Energy, Inc., Newfield Exploration Co., Pioneer Natural Resources Co., Rosetta Resources, Inc., and Ultra Petroleum Corp.). The recommendation was considered and approved by the Compensation Committee. Therefore, with respect to compensation matters in 2014 and thereafter, our peer group consists of the following:

Athlon Energy, Inc.	Newfield Exploration Co.
Carrizo Oil & Gas, Inc.	Oasis Petroleum Inc.
Cimarex Energy Co.	Pioneer Natural Resources Co.
Comstock Resources, Inc.	Range Resources Corporation
Concho Resources Inc.	Rosetta Resources, Inc.
Continental Resources, Inc.	Sandridge Energy, Inc.
Diamondback Energy, Inc.	SM Energy Company
EXCO Resources, Inc.	Ultra Petroleum Corp.

 Elements of Compensation

        Compensation of our executive officers has historically included the following key components:

  •
  Base salaries;

  •
  Short-term incentive payouts ("STIP") in the form of annual cash bonus awards, based primarily on the overall Company performance, with consideration also given to relative individual performance; and

  •
  Long-term equity-based incentive awards, based primarily on the relative contribution of various officer positions, with consideration given to relative individual performance and, with respect to performance unit awards and performance share unit awards, consideration given to relative total stockholder return over a three-year period.

Pay Mix

        The following tables set forth (1) the approximate percentage of each named executive officer's total compensation that Laredo paid in the form of (i) base salary and cash bonus awards and (ii) equity awards during fiscal year 2013 as set forth in the "Summary compensation table" below and (2) the allocation of base salary, target annual cash bonus and target long-term incentive awards of our Chief Executive Officer and other named executive officers for 2013 (assuming each such person receives their target percentage for STIP and LTIP awards). We view the various components of compensation as related but distinct and emphasize "performance" by tying significant portions of total compensation to short- and long-term financial and strategic goals, currently in the form of annual cash bonus awards and long-term plan-based incentive awards. Our compensation philosophy is designed to align the interests of our employees with those of our stockholders. For more information regarding the restricted unit awards, see the "Grants of plan-based awards table for the year ended December 31, 2013." We also attempt to set each officer's base salary in line with comparable positions with our peers and to award an annual cash bonus based on the achievement of overall Company strategic goals and each individual's relative contribution to those goals.

2013 Pay Mix

Name	Principal position	Year(1)	Salary earned as a percentage of total compensation(2)	Cash bonus as a percentage of total compensation	Equity awards as a percentage of total compensation
Randy A. Foutch	Chairman and Chief Executive Officer	2013	14%	18%	67%
Richard C. Buterbaugh	Executive Vice President and Chief Financial Officer	2013	21%	19%	59%
Jay P. Still(3)	President and Chief Operating Officer	2013	9%	15%	75%
Jerry R. Schuyler(4)	President and Chief Operating Officer	2013	23%	10%	64%
Patrick J. Curth	Senior Vice President—Exploration & Land	2013	22%	19%	57%
John E. Minton(5)	Senior Vice President—Reservoir Engineering	2013	21%	15%	62%
Kenneth E. Dornblaser	Senior Vice President and General Counsel	2013	25%	21%	54%

(1)
The remaining portions of the named executive officers' total compensation were attributable to all other compensation paid for 2013.

(2)
Represents the salary earned in 2013, regardless of when it was paid.

(3)
Mr. Still was hired on June 28, 2013 and assumed his role President and Chief Operating Officer effective July 8, 2013. The amounts reflected for Mr. Still include a signing bonus of $150,000 and a restricted stock award with a value of $2 million at that time, with the number of shares awarded based on the 10-day average stock price before Mr. Still's hire date.

(4)
Mr. Schuyler resigned as President and Chief Operating Officer effective July 8, 2013. In connection with his retirement as a Senior Advisor and execution of a release effective on November 21, 2013, the board of directors approved the following, which are reflected in the amounts above: (i) a payment of $190,549 as a cash bonus for the portion of the year worked; (ii) a lump-sum payment for the remainder of his salary which would otherwise have accrued and been paid through December 2013; (iii) accelerated vesting for all unvested restricted stock awards and unvested stock option awards held at the time of retirement; and (iv) the immediate vesting of all outstanding performance unit awards held at the time of retirement based on 100% satisfaction of the relevant performance criteria, which resulted in a cash payment of $1,156,100.

(5)
Mr. Minton resigned as Sr. Vice President—Reservoir Engineering effective December 6, 2013. In connection with his retirement and execution of a release, the board of directors approved the following, which are reflected in the amounts above: (i) a payment of $152,250 as a cash bonus for the portion of the year worked; (ii) accelerated vesting for all unvested restricted stock awards and unvested stock option awards held at the time of retirement; and (iii) the immediate vesting of all outstanding performance unit awards held at the time of retirement based on 100% satisfaction of the relevant performance criteria, which resulted in a cash payment of $594,000.

Chief Executive Officer—2014 Estimated Pay Mix

Other named executive officers combined—2014 Estimated Pay Mix

Base Salaries

        Purpose:    Base salaries are designed to provide a fixed level of cash compensation for services rendered during the year.

        Competitive Positioning:    For base salaries, we target approximately the market median, because we believe this market mid-point allows us to attract and retain qualified personnel. In 2013, the aggregate base salaries for our named executive officers was approximately 90% of the market median.

        Process for Setting Base Salaries:    Base salaries are reviewed at least annually, but are not adjusted if the Compensation Committee believes that our executives are compensated at proper levels in light of either our internal performance or external market factors.

        In addition to providing a base salary that we believe is competitive with peers, we also consider internal pay equity among each of our named executive officer's salary levels relative to the salary levels of our other officers so that it accurately reflects the officer's relative skills, responsibilities, experience and contributions to the Company. Annual salary adjustments are based on a subjective analysis of many individual factors, including:

  •
  the responsibilities of the officer;

  •
  the scope, level of expertise and experience required for the officer's position;

  •
  the strategic impact of the officer's position;

  •
  the potential future contribution of the officer; and

  •
  the actual performance of the officer during the year.

        In addition to the individual factors listed above, we also take into consideration our overall business performance and implementation of Company objectives, as well as industry trends. While these factors generally provide context for making salary decisions, base salary decisions do not depend directly on attainment of specific goals or performance levels and no specific weighting is given to one factor over another.

        The following table identifies the base salaries of our named executive officers during 2013, as well as the base salaries adopted by the Compensation Committee for such persons in March 2014 for the remainder of 2014:

Base Salary for 2013 and 2014

Name	2013 salary	2014 salary
Randy A. Foutch	$737,000	$800,000
Richard C. Buterbaugh	$410,000	$465,000
Jay P. Still	$500,000	$535,000
Jerry R. Schuyler(1)	$427,000	$—
Patrick J. Curth	$347,000	$380,000
John E. Minton(2)	$290,000	$—
Kenneth E. Dornblaser	$321,000	$350,000

(1)
Mr. Schuyler resigned as President and Chief Operating Officer on July 8, 2013 and subsequently retired as a Senior Advisor effective November 21, 2013.

(2)
Mr. Minton resigned as Senior Vice President—Reservoir Engineering effective December 6, 2013.

        The Company's board of directors approved increases in the base salaries of Laredo's named executive officers for 2014 as shown in the table above. The salary increases were effective as of February 23, 2014. The rationale for increasing base salaries was to adjust base salaries to approximately the median of our peer group, consistent with Laredo's compensation strategy. FWC reported that prior to the adjustment, base salaries of Laredo's named executive officers were approximately 90% of the market median, and following the adjustments were approximately 98% of the market median.

Annual Cash Bonus Awards

        Purpose:    Annual cash bonus awards are a key part of each named executive officer's annual compensation package. The Compensation Committee believes that cash bonuses are an appropriate way to further the Company's goals of attracting, retaining and rewarding highly qualified and experienced officers. Cash bonuses are generally awarded annually following completion of the service year for which bonuses are payable and are based primarily on Laredo's performance for such service year, but consideration is also given to individual performance and specific contribution to Laredo's success and performance.

        Competitive Positioning:    Although annual cash bonus awards are discretionary, the Company believes it is necessary to consider total cash compensation received (i.e., salary and bonus) and compare this figure to the market median. According to data supplied by FWC, in 2013, with respect to total cash compensation paid to our executive officers who remained with the Company at the end of the year, the Company was positioned at 76% of the market median in part due to below target bonuses. We believe targeting the market median in total cash compensation allows us to attract and retain qualified personnel, and the Company's target total cash compensation was positioned at 91% of the market median in 2013.

        Plan mechanics:    For the 2013 fiscal year, annual cash bonuses were determined in two parts at the sole discretion of the Compensation Committee for ultimate approval by the board of directors. Based primarily on the recommendation of FWC following their analysis of our peer group metrics, 60% of the cash bonus awards was determined by the 2013 Bonus Performance Metric Results, while the remaining 40% was subjectively determined by the Compensation Committee, considering the Company's overall performance in other areas. Individual adjustments were made after considering input provided by Messrs. Foutch, Still and Buterbaugh regarding both Company performance in other areas as well as individual performance factors such as leadership, commitment, attitude, motivational effect, level of responsibility and overall contribution to Laredo's success (but excluding with respect to Mr. Foutch's own performance, which was solely determined by the Compensation Committee, and with respect to Messrs. Still's and Buterbaugh's performance, which were determined by the Compensation Committee based in part on the recommendations of Mr. Foutch). Although our cash bonus program includes the Company performance goals and objectives, our Compensation Committee has the ultimate discretion to recommend to the board of directors whether to award any, and the amount of, cash bonus awards, even if the Bonus Performance Metric Results do not satisfy the Bonus Performance Metric Targets.

        Performance Metrics and Results:    The 2013 Bonus Performance Metric Results (adjusted to take into consideration the Granite Wash Sale) consisted of the following performance metric categories and targets for the Company (the targets reflected in Laredo's 2013 internal budget), with the percentile as recommended by the Compensation Committee and approved by the board of directors:

2013 Performance metric	2013 targets	2013 results	Relative weighting
Production (MMBOE)(1)	11.5	11.4	25%
Lease Operating & General and Administrative Expense ($/BOE)(1)(2)	$12.20	$12.26	25%
Drilling Capital Efficiency ($/BOE)	$20.00	$19.96	20%
Drilling Rate of Return (%) at predrill commodity prices and actual costs	20%	20%	20%
All-in Finding and Development Cost ($/BOE)	$17.27	$13.55	10%

(1)
These amounts were adjusted by the Compensation Committee to take into account an ice storm in the Midland, Texas area in the fourth quarter of 2013, which resulted in extended and wide-spread power outages impacting drilling and completion of new wells as well as production from existing wells.

(2)
Includes both lease operating expenses and workover expenses and excludes non-cash stock-based compensation in a dollar per barrel of oil equivalent ("$/BOE") metric.

        We believe the metrics captured several critical performance criteria to provide a quantitative measure of overall Company performance.

        Effective for 2014, following consultation between FWC and our Compensation Committee and the consideration and recommendation by the Compensation Committee and approval by the board of directors, we have retained the same performance metrics and weightings utilized in 2013. The metric categories and relative weighting to be applied to our 2014 fiscal year performance are set forth below.

2014 Performance metric	Relative weighting
Production (MMBOE)	25%
Lease Operating & General and Administrative Expense ($/BOE)	25%
Drilling Capital Efficiency ($/BOE)	20%
Drilling Rate of Return (%) at predrill commodity prices and actual costs	20%
All-in Finding and Development Cost ($/BOE)	10%

        Target Award Levels:    Target incentive levels for short-term incentive payouts for 2013 for each named executive officer are listed below. Award levels are calculated on a threshold level of 50% of target and a maximum of 200% of target. The annual incentive target percentage varies by named executive officer and is based on differing job classifications and responsibilities. Each position is compared to similar positions in the market as well as our peer companies.

Name	Annual incentive target (percentage of base salary)
Randy A. Foutch	110%
Richard C. Buterbaugh	80%
Jay P. Still	90%
Jerry R. Schuyler(1)	90%
Patrick J. Curth	75%
John E. Minton(2)	70%
Kenneth E. Dornblaser	75%

(1)
Mr. Schuyler resigned as President and Chief Operating Officer on July 8, 2013 and subsequently retired as a Senior Adviser effective November 21, 2013.

(2)
Mr. Minton resigned as Senior Vice President—Reservoir Engineering effective December 6, 2013.

        In addition to base salary increases described previously, FWC also proposed increasing short-term incentive targets as a percentage of base pay for the following officers: Mr. Foutch to 125%; Mr. Buterbaugh to 90%; and Messrs. Curth and Dornblaser to 85% for the 2014 STIP. The decision was made after reviewing market data for total cash compensation for executives in our peer group. The Compensation Committee and board of directors approved the recommendation.

Short-term incentive payouts for 2013 performance

        Following the Compensation Committee's review of the 2013 Performance Metrics Results as well as the subjective results of the Company as described above, the Compensation Committee approved Mr. Foutch's recommendations for cash bonuses for his direct reports and the Compensation Committee also approved an award for Mr. Foutch. For fiscal year 2013, the Compensation Committee primarily looked to the Company's accomplishments which are stated above under "2013 Company Highlights" in determining subjective performance criteria. Based on a combination of the performance metrics results and the subjective results noted above, the Compensation Committee determined the Company's overall performance resulted in the approval for up to a 120% cash payout. This percentage was arrived at following the Compensation Committee's determination that the Company exceeded its target level on its overall 2013 Bonus Performance Metric Results and greatly exceeded expectations in the performance of subjective criteria, due in part to the items discussed under "2013 Company Highlights." The short-term incentive cash bonuses approved by the Compensation Committee to the named executive officers averaged 120% of the target bonus amounts, aligning with the overall performance rating percentage, with the individual awards identified in the following table. The Compensation Committee submitted its recommendations to the board, which approved such recommendations. The amounts shown under the "Recommended Award" column were paid to the named executive officers after our financial statements had been completed and our Annual Report on Form 10-K filed in March 2014.

Name	2013 STIP base(4)	Annual incentive percentage at target	Short-term incentive payout at target	Recommended award	Percent payout
Randy A. Foutch	$721,192	110%	$793,311	$952,000	120%
Richard C. Buterbaugh	$410,000	80%	$328,000	$393,600	120%
Jay P. Still(1)	$240,385	90%	$216,346	$259,600	120%
Jerry R. Schuyler(2)	$424,285	90%	$381,857	$—	—%
Patrick J. Curth	$345,038	75%	$258,779	$310,500	120%
John E. Minton(3)	$196,808	70%	$137,766	$—	—%
Kenneth E. Dornblaser	$318,577	75%	$238,933	$286,700	120%

(1)
Mr. Still was hired on June 28, 2013 and assumed the role of President and Chief Operating Officer on July 8, 2013. Mr Still's short-term incentive payout was pro-rated based on his June 28, 2013 hire date.

(2)
Mr. Schuyler resigned as President and Chief Operating Officer effective July 8, 2013 and as a Senior Adviser effective November 21, 2013.

(3)
Mr. Minton resigned as Sr. Vice President—Reservoir Engineering effective December 6, 2013.

(4)
The STIP payout at target for 2013 performance was based on the bi-weekly earnings in 2013.

Long-term Plan-Based Incentive Awards

        In connection with our initial public offering in late 2011, we adopted the Laredo Petroleum, Inc. 2011 Omnibus Equity Incentive Plan (the "2011 Plan"). The purpose of the 2011 Plan is to provide a means for use to attract and retain key personnel and for our directors, officers, employees, consultants and advisors to acquire and maintain an equity interest in the Company, thereby strengthening their commitment to the welfare of the Company and aligning their interests with those of the Company's stockholders.

        Purpose:    Our historical long-term plan-based incentive program was designed to provide our employees, including our named executive officers, with an incentive to focus on our long-term success and to act as a long-term retention tool by aligning the interests of our employees with those of our stockholders.

        Competitive Positioning:    For long-term plan-based incentive awards, the Company targets between the market median and market 75th percentile of comparable long-term incentive compensation. In 2013, the named executive officers were positioned at 88% of the market median and 59% of the market 75th percentile.

        Target Award Levels:    Target incentive levels for long-term incentive payouts for 2013 for each named executive officer are listed below and are calculated as a percentage of base salary. The long-term incentive target percentage varies by named executive officer and is based on differing job classifications and responsibilities. Each position is compared to similar positions in the market as well as our peer companies.

Name	Long-term incentive percentage at target
Randy A. Foutch	500%
Richard C. Buterbaugh	300%
Jay P. Still(1)	300%
Jerry R. Schuyler(2)	300%
Patrick J. Curth	275%
John E. Minton(3)	220%
Kenneth E. Dornblaser	235%

(1)
Mr. Still was hired on June 28, 2013 and was not employed by the Company when the long-term incentive award was granted on February 15, 2013.

(2)
Mr. Schuyler resigned as President and Chief Operating Officer on July 8, 2013 and as a Senior Advisor effective November 21, 2013.

(3)
Mr. Minton resigned as Senior Vice President—Reservoir Engineering effective December 6, 2013.

        Long-Term Incentive Vehicles:    For corporate officers the Company targets a long-term incentive vehicle mix of approximately 25% restricted stock, 25% stock options, and 50% performance units. This mix of incentive vehicles, as well as the applicable vesting periods described below, were adopted by the board of directors following the recommendation of FWC and a review of comparable awards granted by our peer group and the industry in general.

        Restricted Stock:    The restricted shares of our common stock are subject to forfeiture until vested. So long as the recipient of such shares is an employee of the Company, the shares granted to each recipient will vest, and the transfer restrictions thereon will lapse ratably over three years. Each recipient will forfeit his or her unvested shares if the recipient's employment is terminated by us for any reason or if the recipient resigns (in either case, other than for death or disability). We believe that this vesting schedule is comparable to those utilized by the peer group and will assist us in attracting new talent and retaining existing personnel. Restricted shares of common stock will be granted to new employees upon hire, based on their relative entry level into the Company.

        Stock Options:    Stock options provide the opportunity to purchase our stock at a price that is fixed on the grant date regardless of the future market price. If our stock price does not increase, then these stock option awards will have little to no economic value. Pursuant to the terms of the 2011 Plan, the exercise price for each stock option is the closing price of a share of stock on the New York Stock Exchange ("NYSE") on the grant date.

        The stock option awards vest ratably over four years. As with the restricted shares of our common stock, we believe that this vesting schedule is comparable to those utilized by our peer group and will allow us to both attract new talent and retain existing personnel. The unvested portion of a stock option award will expire upon termination of employment of the optionee, and the vested portion of a stock option award will remain exercisable for (i) one year following termination of employment by reason of the optionee's death or disability or (ii) 90 days for any other reason, other than for cause.

Both the unvested and vested (but unexercised) portion of a stock option award will expire upon the termination of the optionee's employment by us for cause. Unless sooner terminated, the stock option award will expire if and to the extent it is not exercised within 10 years from the date of the grant. Generally, grants of stock option awards will be made in the first quarter of each year.

        Performance Units:    The performance unit awards granted to each recipient in 2012 and 2013 are payable in cash and in 2014 are payable in common stock of the Company, all based upon the achievement by the Company over a three-year performance period against performance goals established by the Compensation Committee.

        Each performance unit to be settled in cash has a grant date value of $100 and each performance unit to be settled in common stock of the Company represents one share of common stock of the Company. The amount of cash or stock payable at the end of the performance period will be determined by multiplying the number of performance units by the total shareholder return modifier ("TSR Modifier"). The TSR Modifier is determined as follows:

Level of Performance	TSR modifier(1)
Below Threshold (Below 40th Percentile)	—%
Threshold (40th Percentile)	50%
Target (60th Percentile)	100%
Maximum (80th Percentile)	200%

(1)
Amounts between percentages are interpolated on a straight-line basis.

        Total shareholder return for the Company and each of the peer companies is determined by dividing (i) the end average stock price plus dividends minus the start average stock price by (ii) the start average stock price, with the average stock price being the average closing stock price for the 30 trading days immediately preceding the beginning of each of the performance period and the maturity date, as reported on the stock exchange on which such shares are listed; provided, however, for the performance unit awards granted in 2012, the average closing stock price for the period immediately preceding the performance period was calculated using such shorter period that the Company's stock was traded during the calendar year 2011. We believe utilizing an incentive award such as the performance units, based on total shareholder return, is an appropriate vehicle to align the interests of our officers who are entitled to receive such an award with the interests of our shareholders.

        Each recipient will forfeit his or her performance unit awards if the recipient's employment with us is terminated by the Company for any reason or if the recipient resigns (in either case, other than for death or disability). If the employment is terminated due to death or disability, the recipient is entitled to receive a pro-rated performance unit. Generally, grants of performance unit awards will be made in the first quarter of each year, when our results of operations for the previous year have generally been determined and when our Compensation Committee is normally meeting to discuss short-term incentive payouts based on the prior-year results.

  LTIP Awards in 2013

        The grants made in the form of long-term incentive compensation to the named executive officers on February 15, 2013 are as follows:

	Restricted stock(1)		Stock options(2)		Performance units(3)
Name	#	$	#	$	#	$
Randy A. Foutch	49,450	857,463	128,709	1,244,307	18,425	1,450,681
Richard C. Buterbaugh	16,506	286,214	42,961	415,325	6,150	484,217
Jay P. Still(4)	—	—	—	—	—	—
Jerry R. Schuyler(5)	17,190	298,075	44,742	432,548	6,405	504,294
Patrick J. Curth	12,805	222,039	33,330	322,221	4,771	375,642
John E. Minton(6)	8,561	148,448	22,284	215,433	3,190	251,163
Kenneth E. Dornblaser	10,123	175,533	26,348	254,722	3,772	296,986

(1)
Grant date fair value is determined based on the closing price of our common stock on the NYSE on February 15, 2013.

(2)
Stock option awards vest and become exercisable in four equal installments on each of the first four anniversaries of the date of the grant. We utilized the Black-Scholes option pricing model to measure the fair value of stock options granted under our 2011 Plan. Please refer to Note E to our audited consolidated financial statements in our Annual Report for disclosures regarding fair value estimates of stock option awards.

(3)
The amounts in the column represent the February 15, 2013 grant date fair value of the performance unit awards computed in accordance with FASB ASC Topic 718. Please refer to Note E to our audited consolidated financial statements in our Annual Report for disclosures regarding fair value estimates of performance unit awards.

(4)
Mr. Still did not commence employment with the Company until July 8, 2013, at which time he was granted 98,280 shares of restricted stock, which vest 33%, 33% and 34% per year beginning on the first anniversary date of the grant.

(5)
Mr. Schuyler resigned as President and Chief Operating Officer effective July 8, 2013 and as a Senior Adviser effective November 21, 2013.

(6)
Mr. Minton resigned as Sr. Vice President—Reservoir Engineering effective December 6, 2013.

LTIP Awards in 2014

        The grants made in the form of long-term incentive compensation to the named executive officers on February 27, 2014 are as follows:

	Restricted stock(1)		Stock options(2)		Performance share units(3)
Name	#	$	#	$	#	$
Randy A. Foutch	46,432	1,188,659	96,040	1,287,435	77,620	2,216,486
Richard C. Buterbaugh	20,339	520,678	42,532	570,150	34,374	981,570
Jay P. Still	21,854	559,462	48,935	655,983	39,549	1,129,345
Jerry R. Schuyler(4)	—	—	—	—	—	—
Patrick J. Curth	13,020	333,312	26,068	349,447	21,068	601,609
John E. Minton(5)	—	—	—	—	—	—
Kenneth E. Dornblaser	11,998	307,149	24,010	321,859	19,405	554,121

(1)
Grant date fair value is determined based on the closing price of our common stock on NYSE on February 27, 2014. A portion of these shares vest 33%, 33% and 34% per year beginning on the first anniversary date of the grant and a portion have a one-year cliff vest. The one-year cliff vest restricted stock amounts are as follows: (a) Mr. Foutch received 7,622; (b) Mr. Buterbaugh received 3,152; (c) Mr. Still received 2,079; (d) Mr. Curth received 2,486; and (e) Mr. Dornblaser received 2,296.

(2)
Stock option awards vest and become exercisable in four equal installments on each of the first four anniversaries of the date of the grant. We utilized the Black-Scholes option pricing model to measure the fair value of stock option awards granted under our 2011 Plan.

(3)
The performance share units were granted on February 27, 2014 and their corresponding grant date fair value is computed in accordance with FASB ASC Topic 718 which will be expensed over their three-year vesting period. These performance share units have a three-year cliff vest.

(4)
Mr. Schuyler was not provided a long-term incentive award due to his retirement in July 2013.

(5)
Mr. Minton was not provided a long-term incentive award due to his retirement in December 2013.

        In addition to base salary increases and short-term incentive target increases described previously, FWC also proposed increasing long-term incentive targets as a percentage of base pay for Mr. Foutch to 525%, Mr. Still to 400%, Mr. Buterbaugh to 400%, Mr. Curth to 300% and Mr. Dornblaser to 300% for 2014. The decision was made after reviewing market median data for total compensation for executives in our peer group. The Compensation Committee and the board of directors approved the recommendation.

Other Benefits

  •
  Health and welfare benefits.

  •
  Our named executive officers are eligible to participate in all of our employee health and welfare benefit plans on the same basis as other employees (subject to applicable law) to meet their health and welfare needs. These plans include medical, vision and dental insurance, as well as medical and dependent care flexible spending accounts. These benefits are provided in order to ensure that we are able to competitively attract and retain officers and other employees. This is a fixed component of compensation, and these benefits are provided on a non-discriminatory basis to all employees.

  •
  Retirement benefits.

  •
  Our named executive officers also participate in our 401(k) defined contribution plan on the same basis as our other employees. The plan allows eligible employees to make tax-deferred contributions up to 100% of their annual compensation, not to exceed annual limits established by the federal government. We make matching contributions of up to 6% of an employee's compensation and may make additional discretionary contributions in the form of cash.

  •
  Perquisites.

  •
  We believe that the total mix of compensation and benefits provided to our executive officers is currently competitive and, therefore, perquisites do not play a significant role in our executive officers' total compensation. Nevertheless, Laredo provides limited perquisites and benefits to its officers, including reimbursement for cell phone charges and monthly dues at a downtown lunch/dinner club.

  •
  Other benefits.

  •
  As described in detail in "Transactions with Related Persons—Other Related-Party Transactions," prior to 2013 our board of directors adopted an aircraft use policy for Mr. Foutch, whereby an aircraft owned by an entity controlled by Mr. Foutch could be used for business travel, subject to certain conditions. Under this policy, we reimbursed or paid for certain operational expenses, such as the training and certification expenses of Mr. Foutch and the cost of aircraft safety and mechanical inspections. These paid-for expenses, however, represented only a partial refund of the total costs and expenses of operating the aircraft. Effective January 1, 2013, we entered into an aircraft lease with the aircraft owner and our board of directors adopted a revised aircraft use policy. Under the new arrangement, we pay an hourly rate for the use of the aircraft owned by such entity and also pay for all operating costs associated with our use of the aircraft, as well as expenses related to the flight crew and other expenses during such use. For further details, see the "Summary compensation table" below and "Transactions with Related Persons—Other Related-Party Transactions."

Employment, Severance or Change in Control Agreements

        We do not currently maintain any long-term employment agreements. On November 9, 2011, the Company adopted the Laredo Petroleum, Inc. Change in Control Executive Severance Plan, which provides severance payments and benefits to our named executive officers and eligible persons with the title of vice president and above, as determined by our Compensation Committee. The policy provides an eligible participant with a lump-sum cash severance payment and continued health benefits in the event that the participant experiences a qualifying termination event within the one-year period following the occurrence of a qualifying change in control event ("double trigger"). In the event that an eligible executive's employment is terminated without cause by the employer or for good reason by the executive within the one-year period following the occurrence of a change in control, the executive would become entitled to receive 100% (in the case of our Chief Executive Officer, 300%, and in the case of our other named executive officers, 200%) of the executive's base salary and 100% of the executive's target bonus. In addition, the executive would receive Company-paid COBRA continuation coverage for up to twelve months following the date of termination. The policy contains a modified cutback provision whereby payments payable to an executive may be reduced if doing so would put the executive in a more advantageous after-tax provision than if payments were not reduced and the executive became subject to excise taxes under Section 4999 of the Internal Revenue Code and loss of deduction under Section 280G of the Internal Revenue Code. These severance levels are comparable to those utilized by our peer group.

        We believe that our Change in Control Executive Severance Plan, including its requirement of a "double trigger," provides suitable incentive for our officers to remain with the Company in the event of a potential change in control through the consummation of any such transaction. We further believe such an incentive is to the benefit of our stockholders as well as any potential purchaser in connection with a change in control transaction, as it helps to assure the continued operation and seamless transition of the Company prior to and through the conclusion of any such transaction. The compensation "multipliers" among the different categories of our officers were established based upon information provided by FWC regarding both our peer group and the industry in general.

        In June 2013, Mr. Still was provided an additional change-of-control provision above and beyond what is stated in the Change in Control Executive Severance Plan. As part of his hiring incentive, and partially in recognition of significant equity grants that Mr. Still forfeited when leaving his former employer, Mr. Still was provided the potential grant of $4 million in shares of common stock. The value and number of the shares was calculated on the 10-day average stock price immediately before his start date. The stock covered by this arrangement will only be issued if there is a change of control that is consummated within 24 months after his hire date and if he is not offered a comparable position with the resulting company. At the end of the first 12-month period, the shares covered by the arrangement will be reduced by one-half. If a change of control does not occur within 24 months after Mr. Still's hire date, the potential grant of the described shares will lapse.

        As previously noted, Mr. Schuyler resigned as President and Chief Operating Officer effective July 8, 2013. In connection with his retirement as Senior Advisor and execution of a release effective on November 21, 2013, the board of directors approved the following benefits: (i) a payment of $190,549 as a cash bonus for the portion of the year worked; (ii) a lump-sum payment for the remainder of his salary which would otherwise have accrued and been paid through December 2013; (iii) accelerated vesting for all unvested restricted stock awards and unvested stock option awards held at the time of retirement; and (iv) the immediate vesting of all outstanding performance unit awards held at the time of retirement based on 100% satisfaction of the relevant performance criteria, which resulted in a cash payment of $1,156,100.

        Mr. Minton resigned as Sr. Vice President—Reservoir Engineering effective December 6, 2013. In connection with his retirement and execution of a release, the board of directors approved the following benefits: (i) a payment of $152,250 as a cash bonus for the portion of the year worked; (ii) accelerated vesting for all unvested restricted stock awards and unvested stock option awards held at the time of retirement; and (iii) the immediate vesting of all outstanding performance unit awards held at the time of retirement based on 100% satisfaction of the relevant performance criteria, which resulted in a cash payment of $594,000.

Other Matters

Risk assessment

        The Compensation Committee and management have reviewed our compensation policies as generally applicable to our employees and believe that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.

        Our compensation philosophy and culture support the use of base salary, cash bonuses and long-term incentive equity compensation that are generally uniform in design and operation throughout our organization and with all levels of employees. In addition, the following specific factors, in particular, reduce the likelihood of excessive risk-taking:

  •
  Our overall compensation levels are competitive with the market; and

  •
  Our compensation mix is balanced among (i) fixed components like base salary and benefits, (ii) capped cash bonuses and (iii) long-term incentive equity that reward our employees based on long-term overall financial performance, operational measures and individual performance.

        Furthermore, prior to our corporate reorganization we provided our officers the opportunity to invest in our equity, which all of our named executive officers who were with the Company at the time did, and now we provide our officers with the opportunity to be awarded long-term incentive equity that continues to align their interests with those of our stockholders.

        In summary, because the Compensation Committee focuses on the Company's performance, with only some consideration given to the specific individual performance of the employee when making compensation decisions, we believe our historical compensation programs did not, and our current compensation programs do not, encourage excessive and unnecessary risk taking by executive officers (or other employees). These programs were and are designed to encourage employees to remain focused on both our short- and long-term operational and financial goals. We set performance goals that we believe are reasonable in light of our past performance and market conditions. The Compensation Committee will continue to monitor all levels of compensation to attempt to ensure that no element of compensation encourages excessive and unnecessary risk-taking.

Equity ownership guidelines

        The Compensation Committee recommended and the board of directors approved stock ownership guidelines for directors and the executive management team in order to further align the interest of our directors and officers with those of our stockholders. Effective as of the consummation of our initial public offering, individuals have three years to reach the following stock ownership guidelines (as a multiple of base salary): (i) Chief Executive Officer: 5x, (ii) President and Chief Operating Officer: 3x, (iii) Executive and Senior Vice President: 2x, (iv) Vice President: 1x and (v) directors: $400,000 worth of Company stock. Stock actually owned, as well as stock awarded under restricted stock awards, is included for purposes of satisfying these guidelines. No stock potentially exercisable under stock option awards is included. Based on the March 24, 2014 closing price of the stock, each of the named executive officers, our other officers and our directors have achieved the stock ownership guidelines.

Tax and accounting implications

        Internal Revenue Code Section 162(m) denies a federal income tax deduction for certain compensation in excess of $1 million per year paid to the chief executive officer and the three other most highly-paid executive officers (other than the chief executive officer and chief financial officer) of a publicly-traded corporation. Certain types of compensation, including compensation based on performance criteria that are approved in advance by stockholders, are excluded from the deduction limit. In addition, "grandfather" provisions may apply to certain compensation arrangements, including the 2011 Plan, that were entered into by a corporation before it was publicly held. In view of these grandfather provisions, we believe that Section 162(m) of the Internal Revenue Code will not limit our tax deductions for executive compensation for the first three fiscal years following the consummation of our initial public offering. Going forward, our policy is to strive to qualify compensation paid to our executive officers for deductibility for federal income tax purposes to the extent feasible. However, to retain highly skilled executives and remain competitive with other employers, the Compensation Committee will have the right to authorize compensation that would not otherwise be deductible under Section 162(m).

Policies against hedging and pledging stock

        Under the terms of our Insider Trading Policy that is applicable to our named executive officers, such persons are prohibited from engaging in hedging transactions that are designed to hedge or offset a decrease in market value of such person's common stock in the Company. We prohibit such conduct because to allow such activity the officer could then no longer be exposed to the full risks of ownership and may no longer have the same objectives as the Company's other stockholders.

        In addition, our named executive officers may not hold their Company securities in a margin account and may not, without prior approval and in very limited circumstances, pledge Company securities as collateral for any other loan. The only exception to the prohibition on pledging securities may exist in the case of a non-margin loan where the officer was clearly able to demonstrate the financial ability to repay the loan without resort to the pledged securities, and only if such pledge was pre-approved by our General Counsel. No shares owned by our named executive officers are currently pledged.

COMPENSATION COMMITTEE REPORT

        Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of Directors
Donald D. Wolf, Chairman
Ambassador Francis Rooney, Member
Peter R. Kagan, Member
Pamela S. Pierce, Member

        The information contained in this Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference in such filing.

Summary Compensation

        The following table summarizes, with respect to our named executive officers, information relating to the compensation earned for services rendered in all capacities during the fiscal years ended December 31, 2013, 2012 and 2011.

Summary compensation table

Name and principal position	Year	Salary ($)(1)	STIP bonus ($)(1)	Special bonus ($)(2)(3)(4)(5)(6)	Restricted stock awards ($)(7)(8)(9)	Stock option awards ($)(7)(8)(9)	Performance unit awards ($)(7)(8)(9)	All other compensation ($)(10)(11)	Total ($)
Randy A. Foutch,	2013	744,269	952,000	—	857,463	1,244,307	1,450,681	37,042	5,285,762
Chairman and Chief Executive	2012	588,462	540,000	500,000	766,216	849,824	1,634,855	49,361	4,928,718
Officer	2011	509,500	551,000	—	2,947,132	—	—	32,536	4,040,168
Richard C. Buterbaugh,	2013	425,769	393,600	—	286,214	415,325	484,217	17,622	2,022,747
Executive Vice President and	2012	160,320	172,200	$50,000	1,022,918	—	—	10,797	1,416,235
Chief Financial Officer
Jay P. Still	2013	240,385	259,600	$150,000	2,031,448	—	—	25,173	2,706,606
President and Chief Operating
Officer
Jerry R. Schuyler,	2013	438,708	—	190,549	298,075	432,548	504,294	66,713	1,930,887
Former President and Chief	2012	367,788	286,880	281,250	292,647	324,585	624,394	22,196	2,199,740
Operating Officer	2011	338,862	343,000	—	933,280	—	—	17,022	1,632,164
Patrick J. Curth,	2013	357,731	310,500	—	222,039	322,221	375,642	18,864	1,606,997
Senior Vice President—	2012	319,044	222,750	247,500	257,519	285,643	549,554	22,806	1,904,816
Exploration and Land	2011	292,333	304,000	—	576,420	—	—	15,274	1,188,027
John E. Minton,	2013	207,385	—	152,250	148,448	215,433	251,163	18,035	992,714
Former Senior Vice President—	2012	267,932	173,250	41,250	156,088	173,108	333,026	19,773	1,164,427
Reservoir Engineering	2011	238,875	253,000	—	246,560	—	—	17,953	756,388
Kenneth E. Dornblaser,	2013	330,115	286,700	—	175,533	254,722	296,986	2,322	1,346,378
Senior Vice President and	2012	294,231	189,000	112,500	233,920	188,856	363,300	2,277	1,384,084
General Counsel	2011	142,450	141,000	—	139,047	—	—	1,161	423,658

(1)
Salary and STIP Bonus amounts in this table reflect the actual base salaries and STIP bonuses earned in 2013, 2012 and 2011, even if paid in another year.

(2)
The board of directors approved a release agreement for Mr. Schuyler at the time of his retirement which included a cash bonus of $190,549 and a lump-sum payment for the remainder of his salary, which otherwise would have accrued and been paid through December 31, 2013.

(3)
Mr. Minton was paid a cash bonus at the time of his retirement on December 6, 2013 of $152,250 in recognition of his service to the Company during 2013.

(4)
The 2012 amounts in the column represent a one-time bonus paid in recognition of the singular efforts associated with the preparation and execution of the Company's successful initial public offering in December 2011. These bonuses were paid in early 2012 following a determination of the Compensation Committee with input from Mr. Foutch (for named executive officers other than himself), and approval of the board of directors.

(5)
Mr. Buterbaugh was awarded this as a signing bonus at the time of his hire in June 2012.

(6)
Mr. Still was awarded this as a signing bonus at the time of his hire in July 2013.

(7)
The amounts in the column represent the grant date fair value of the restricted stock awards, option awards, and performance unit awards computed in accordance with FASB ASC Topic 718. Please refer to Note E to our audited consolidated financial statements in our Annual Report for disclosures regarding fair value estimates of restricted stock awards, option awards and performance unit awards.

(8)
Mr. Schuyler, as part of his retirement agreement, was provided accelerated vesting for all unvested restricted stock and unvested stock options held by him at the time of his retirement. In addition, all outstanding performance units held by Mr. Schuyler immediately vested based on the performance criteria related to such units being satisfied on a 100% basis. The cash payment for these performance units was $1,156,100.

(9)
Mr. Minton received a cash payment for the accelerated vesting of his performance units of $594,000. The board of directors also approved the accelerated vesting of 100% of his unvested restricted stock and unvested stock options on December 6, 2013.

(10)
Includes the aggregate value of matching contributions to our 401(k) plan and the dollar value of life insurance coverage. The amounts of matching contributions to our 401(k) plan that our named executive officers received during 2013 are as follows: (a) Mr. Foutch received $15,300; (b) Mr. Buterbaugh received $15,300; (c) Mr. Still received $6,895; (d) Mr. Schuyler received $15,300; (e) Mr. Curth received $15,300; (f) Mr. Minton received $12,760 and (g) Mr. Dornblaser received $0.

(11)
During the years 2013, 2012 and 2011, $18,178, $31,166 and $14,996, respectively, are the portions of expenses that were paid by us, which would otherwise have been paid by Mr. Foutch, for the use of his personally owned aircraft not directly related to Laredo's business. These payments represent only a partial refund of the total costs of flying the aircraft. For further details, please see "Transactions with Related Persons-Other Related-Party Transactions."

Grants of Plan-Based Awards for the Year Ended December 31, 2013

        The following table provides information concerning each stock award (referred to in the table collectively as "stock awards") granted to our named executive officers under any plan that was transferred during the year ended December 31, 2013.

Grants of plan-based awards table for the year ended December 31, 2013

		Restricted stock(1)		Stock options(2)		Performance units(3)
Name	Grant date	#	$(4)	#	$(4)	#	$(4)
Randy A. Foutch	2/15/2013	49,450	857,463	128,709	1,244,307	18,425	1,450,681
Richard C. Buterbaugh	2/15/2013	16,506	286,214	42,961	415,325	6,150	484,217
Jay P. Still(5)	7/8/2013	98,280	2,031,448	—	—	—	—
Jerry R. Schuyler	2/15/2013	17,190	298,075	44,742	432,548	6,405	504,294
Patrick J. Curth	2/15/2013	12,805	222,039	33,330	322,221	4,771	375,642
John E. Minton	2/15/2013	8,561	148,448	22,284	215,433	3,190	251,163
Kenneth E. Dornblaser	2/15/2013	10,123	175,533	26,348	254,722	3,772	296,986

(1)
Restricted shares granted in 2013 vest 33%, 33% and 34% per year beginning on the first anniversary date of the grant.

(2)
Stock option awards vest and become exercisable on a time basis in four equal installments on each of the first four anniversaries of the date of the grant.

(3)
The performance unit awards issued have a performance period of January 1, 2013 to December 31, 2015 and are expected to be paid in cash in the first quarter of 2016 if the performance criteria are met.

(4)
The amounts in the column represent the grant date fair value of the restricted stock awards, stock option awards, and performance unit awards computed in accordance with FASB ASC Topic 718. Please refer to Note E to our audited consolidated financial statements in our Annual Report for disclosures regarding fair value estimates of restricted stock awards, stock option awards and performance unit awards.

(5)
Mr. Still was hired on June 28, 2013 and assumed the role of President and Chief Operating Officer on July 8, 2013. At the time of hire, Mr. Still was awarded a signing bonus of $150,000. In addition, Mr. Still was provided a restricted stock award with a value of $2 million. The number of shares awarded was calculated based on the 10-day average stock price before Mr. Still's hire date.

Registration Rights

        We are a party to a registration rights agreement pursuant to which we have granted certain registration rights to the members of Laredo LLC that received shares of our common stock in the corporate reorganization.

Laredo Petroleum, Inc. 2011 Omnibus Equity Incentive Plan

        Under the 2011 Plan, awards of stock options, including both incentive stock options and non-statutory stock options, stock appreciation rights, restricted stock and restricted stock units, stock bonus awards and performance unit awards may be granted. Subject to adjustment for certain corporate events, 10 million shares is the maximum number of shares of our common stock authorized and reserved for issuance under the 2011 Plan.

        Eligibility.    Our employees, consultants and directors and those of our affiliated companies, as well as those whom we reasonably expect to become our employees, consultants and directors or those of our affiliated companies are eligible for awards, provided that incentive stock options may be granted only to employees. A written agreement between us and each participant will evidence the terms of each award granted under the 2011 Plan.

        Shares subject to the 2011 Plan.    The shares that may be issued pursuant to awards will be our common stock, $0.01 par value per share, and the maximum aggregate amount of common stock which may be issued upon exercise of all awards under the 2011 Plan, including incentive stock options, may not exceed 10 million shares, subject to adjustment to reflect certain corporate transactions or changes in our capital structure. In addition, the maximum number of shares with respect to which stock options and/or stock appreciation rights may be granted to any participant in any one-year period is limited to 10 million shares, the maximum number of shares with respect to which incentive stock options may be granted under the 2011 Plan may not exceed 10 million shares, no more than 10 million shares may be earned in respect of performance unit awards denominated in shares granted to any single participant for a single calendar year during a performance period, or in the event that the performance unit is paid in cash, other securities, other awards or other property, no more than the fair market value of 10 million shares of common stock on the last day of the performance period to which the award related, and the maximum amount that can be paid to any single participant in one calendar year pursuant to a cash bonus award is $5 million, in each case, subject to adjustment for certain corporate events.

        If any award under the 2011 Plan expires or otherwise terminates, in whole or in part, without having been exercised in full, the common stock withheld from issuance under that award will become available for future issuance under the 2011 Plan. If shares issued under the 2011 Plan are reacquired by us pursuant to the terms of any forfeiture provision, those shares will become available for future awards under the 2011 Plan. Awards that can only be settled in cash will not be treated as shares of common stock granted for purposes of the 2011 Plan.

        Administration.    Our board of directors, or a committee of members of our board of directors appointed by our board of directors, may administer the 2011 Plan, and that administrator is referred to in this summary as the "administrator." Currently, the Compensation Committee serves as the administrator. Among other responsibilities, the administrator selects participants from among the eligible individuals, determines the number of shares of common stock that will be subject to each award and determines the terms and conditions of each award, including exercise price, methods of payment and vesting schedules. Our board of directors may amend or terminate the 2011 Plan at any time. Amendments will not be effective without stockholder approval if stockholder approval is required by applicable law or stock exchange requirements.

        Adjustments in capitalization.    Subject to the terms of an award agreement, if there is a specified type of change in our common stock, such as extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization, appropriate equitable adjustments or substitutions will be made to the various limits under, and the share terms of, the 2011 Plan and the awards granted thereunder, including the maximum number of shares reserved under the 2011 Plan, the maximum number of shares with respect to which any participant may be granted awards and the number, price or kind of shares of common stock or other consideration subject to awards to the extent necessary to preserve the economic intent of the award. In addition, subject to the terms of an award agreement, in the event of certain mergers, the sale of all or substantially all of our assets, our reorganization or liquidation, or our agreement to enter into any such transaction, the administrator may cancel outstanding awards and cause participants to receive, in cash, stock or a combination thereof, the value of the awards.

        Change in control.    In the event of a change in control, all options and stock appreciation rights subject to an award will become fully vested and immediately exercisable and any restricted period imposed upon restricted awards will expire immediately (including a waiver of applicable performance goals). Accelerated exercisability and lapse of restricted periods will, to the extent practicable, occur at a time which allows participants to participate in the change in control. In the event of a change of control, all incomplete performance periods will end, the administrator will determine the extent to which performance goals have been met, and such awards will be paid based upon the degree to which performance goals were achieved.

        Nontransferability.    In general, each award granted under the 2011 Plan may be exercisable only by a participant during the participant's lifetime or, if permissible under applicable law, by the participant's legal guardian or representative. Except in very limited circumstances, no award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us. However, the designation of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

        Section 409A.    The provisions of the 2011 Plan and the awards granted under the 2011 Plan are intended to comply with or be exempt from the provisions of Section 409A of the Internal Revenue Code and the regulations thereunder so as to avoid the imposition of an additional tax under Section 409A of the Internal Revenue Code.

Outstanding Equity Awards at 2013 Fiscal Year-End

        The following table provides information concerning restricted stock awards, stock option awards and performance unit awards that had not vested for our named executive officers as of December 31, 2013. With respect to grant dates prior to 2012, the dates reflect the grant date of restricted units that were converted into restricted stock at the time of our corporate reorganization.

Outstanding equity awards table as of December 31, 2013

Name	Grant Date	Restricted Stock Shares Not Vested(1)(2)	Market Value of Shares Not Vested(3)	Performance Units Not Vested(4)	Market Value of Performance Units Not Vested(5)	Stock Options Not Exercisable(6)	Stock Options Exercisable	Exercise Price	Expiration Date
Randy A. Foutch	2/15/2013	49,450	$1,369,271	18,425	$2,365,584	128,709	—	$17.34	2/15/2023
	2/3/2012	21,293	$589,603	13,500	$1,883,249	47,151	15,717	$24.11	2/3/2022
	8/10/2011	40,724	$1,127,648	—	$—	—	—	$—	—
	4/11/2011	14,367	$397,822	—	$—	—	—	$—	—
	2/1/2010	16,835	$466,161	—	$—	—	—	$—	—
Richard C. Buterbaugh	2/15/2013	16,506	$457,051	6,150	$789,598	42,961	—	$17.34	2/15/2023
	12/17/2012	9,902	$274,186	—	$—	—	—	$—	—
	6/1/2012	37,410	$1,035,883	—	$—	—	—	$—	—
Jay P. Still	7/8/2013	98,280	$2,721,373	—	$—	—	—	$—	—
Patrick J. Curth	2/15/2013	12,805	$354,570	4,771	$612,548	33,330	—	$17.34	2/15/2023
	2/3/2012	7,157	$198,177	4,538	$633,051	15,848	5,283	$24.11	2/3/2022
	8/10/2011	7,966	$220,579	—	$—	—	—	$—	—
	4/11/2011	2,805	$77,670	—	$—	—	—	$—	—
	2/1/2010	3,297	$91,294	—	$—	—	—	$—	—
John E. Minton	2/15/2013	—	$—	—	$—	—	22,284	$17.34	2/15/2023
	2/3/2012	—	$—	—	$—	—	12,806	$24.11	2/3/2022
Kenneth E. Dornblaser	2/15/2013	10,123	$280,306	3,772	$484,287	26,348	—	$17.34	2/15/2023
	2/3/2012	4,732	$131,029	3,000	$418,500	10,478	3,493	$24.11	2/3/2022
	8/10/2011	948	$26,250	—	$—	—	—	$—	—
	6/30/2011	3,421	$94,727	—	$—	—	—	$—	—

(1)
Restricted shares granted in 2013 and 2012 vest 33%, 33% and 34% on a time basis per year beginning on the first anniversary date of the grant, with the exception that the 37,410 shares of restricted stock awarded to Mr. Buterbaugh at his June 1, 2012 hire date have a three-year cliff vest on a time basis.

(2)
Restricted shares which were issued in exchange for previously unvested restricted units in Laredo LLC in connection with the corporate reorganization and initial public offering, have the same vesting schedule as the initial restricted unit awards for which they were exchanged and vest 20% on the grant date and 20% on each of the next four anniversaries of the grant date.

(3)
Market value is determined based on a market value of our common stock of $27.69, the closing price of our common stock on the NYSE on December 31, 2013, the last trading day of the year.

(4)
The performance unit awards issued on February 3, 2012 have a performance period of January 1, 2012 to December 31, 2014 and are expected to be paid in the first quarter of 2015 if the performance criteria are met. The performance unit awards issued on February 15, 2013 have a performance period of January 1, 2013 to December 31, 2015 and are expected to be paid in the first quarter of 2016 if the performance criteria are met.

(5)
The amounts in the column represent the December 31, 2013 fair value of the performance unit awards computed in accordance with FASB ASC Topic 718. Please refer to Note E to our audited consolidated financial statements in our Annual Report for disclosures regarding fair value estimates of performance unit awards.

(6)
Stock option awards vest and become exercisable in four equal installments on each of the first four anniversaries of the date of the grant. Beginning in the first quarter of 2012, we utilized the Black-Scholes option pricing model to measure the fair value of stock option awards granted under our 2011 Plan.

Stock Vestings, Option Exercises and Performance Unit Vestings in Fiscal Year 2013

        The following table provides information concerning the vesting of stock awards, including the exchanged restricted unit awards (referred to in the table collectively as "stock awards"), during fiscal year 2013 on an aggregated basis with respect to each of our named executive officers (except Mr. Still).

Stock vestings, option exercises and performance unit vestings for the year ended December 31, 2013

	Stock awards		Stock options		Performance units
Name	Shares acquired on vesting(1)	Value realized on vesting(2)	Shares acquired on exercise(3)	Value realized on exercise(4)	Units(5)	Value realized on vesting(6)
Randy A. Foutch	71,577	$1,460,200	—	$—	—	$—
Richard C. Buterbaugh	4,878	$123,804	—	$—	—	$—
Jerry R. Schuyler(7)	71,488	$1,873,165	68,754	$632,477	11,561	$1,156,100
Patrick J. Curth	15,479	$312,907	—	$—	—	$—
John E. Minton(7)	26,516	$643,146	—	$—	5,940	$594,000
Kenneth E. Dornblaser	4,516	$90,511	—	$—	—	$—

(1)
Represents the number of vested shares of common stock in the Company. A portion of these vested shares are the restricted unit awards in Laredo LLC that vested during the year ended December 31, 2013, which were exchanged in connection with the corporate reorganization and initial public offering. There were no payroll taxes withheld from these awards.

(2)
The value realized upon vesting was calculated utilizing the ending stock price on the vesting date.

(3)
Represents the number of acquired shares of common stock in the Company upon exercise.

(4)
The value realized on exercise was calculated by multiplying the number of exercised stock options by the difference between the exercise price and the stock price at the time of the exercise.

(5)
Represents the number of performance unit awards that were accelerated vested.

(6)
The value that was realized and paid to Mr. Schuyler and Mr. Minton was calculated by multiplying $100 by the number of units that vested.

(7)
In connection with Mr. Schuyler's and Mr. Minton's retirement, the compensation committee of our board of directors elected to accelerate the vesting of all of their restricted stock awards and restricted stock option awards, as well as all of their performance unit awards (as if the performance criteria had been fully satisfied) on the dates of their respective retirements.

Pension Benefits

        We maintain a 401(k) Plan for our employees, including our named executive officers, but at this time we do not sponsor or maintain a pension plan for any of our employees.

Nonqualified Deferred Compensation

        We do not provide a deferred compensation plan for our employees at this time.

Potential Payments upon Termination or Change in Control

  Severance

        As described above, we do not maintain individual employment agreements. The Company has adopted the Laredo Petroleum, Inc. Change in Control Executive Severance Plan, which provides severance payments and benefits to our named executive officers and eligible persons with the title of vice president and above, as determined by our Compensation Committee. The policy provides an eligible participant with a lump sum cash severance payment and continued health benefits in the event that the participant experiences a qualifying termination within the one-year period following the occurrence of a qualifying change in control event. In the event that an eligible executive's employment is terminated without cause by the employer or for good reason by the employee within the one-year period following the occurrence of a change in control, the executive would become entitled to receive 100% (in the case of our Chief Executive Officer, 300%, and in the case of our other named executive officers, 200%) of the executive's base salary and 100% of the executive's target bonus. In addition, the executive would receive company paid COBRA continuation coverage for up to 12 months following the date of termination. The policy contains a modified cutback provision whereby payments payable to an executive may be reduced if doing so would put the executive in a more advantageous after-tax provision than if payments were not reduced and the executive became subject to excise taxes. In order to be eligible for severance benefits under the policy, our named executive officers have executed a confidentiality, non-disparagement and non-solicitation agreement.

  Restricted Stock

        Each of the named executive officers who was with the Company prior to our corporate reorganization was awarded restricted units by Laredo LLC and the unvested restricted units were exchanged into shares of restricted stock in connection with the corporate reorganization and initial public offering in 2011. The terms of the restricted stock awards following the exchange are described below.

        The restricted stock may be affected by a named executive officer's termination of employment or the occurrence of certain corporate events. In the event of the termination of a named executive officer's employment by the Company, with or without cause, or the named executive officer's resignation for any reason, the named executive officer will forfeit all restricted stock to us.

        If the named executive officer's employment with the Company is terminated upon the death of the named executive officer or because the named executive officer is determined to be disabled by the board of directors, then all of his restricted stock will automatically vest. A named executive officer will be considered to have incurred a "disability" in the event of the officer's inability to perform, even with reasonable accommodation, on a full-time basis the employment duties and responsibilities due to accident, physical or mental illness, or other circumstance; provided, however, that such inability continues for a period exceeding 180 days during any 12-month period.

        In the event of a change of control, all restricted stock awards will become fully vested as of the date of the change of control, provided that the named executive officer remains employed by the Company through the date of such change of control. For purposes of these restricted stock awards, a

"change of control" generally means: (i) any person acquires beneficial ownership of our securities representing 40% or more of the combined voting power of our outstanding securities (provided, however, that if the surviving entity becomes a subsidiary of another entity, then the outstanding securities shall be deemed to refer to the outstanding securities of the parent entity), (ii) a majority of the members of the board of directors who were directors as of the date of the corporate reorganization no longer serve as directors; or (iii) the consummation of a merger or consolidation of our company with any other entity, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent more than 40% of the combined voting power of our voting securities outstanding immediately after such merger or consolidation.

  Stock Options

        Stock option awards may be affected by a named executive officer's termination of employment or the occurrence of certain corporate events. The unvested portion of a stock option award shall expire upon termination of employment, and the vested portion of a stock option award shall remain exercisable for (i) one year following termination of employment by reason of the holder's death or disability, but not later than the expiration of the option period, or (ii) ninety (90) days following termination of employment for any reason other than the holder's death or disability, and other than the holder's termination of employment for cause. Both the unvested and the vested but unexercised portion of a stock option award shall expire upon the termination of the option holder's employment or service by the Company for cause.

        In the event of a change of control (which for these purposes is the same as described above), provided that the named executive officer remains employed by the Company through the date of such change of control, all stock option awards will become fully vested and exercisable with respect to all shares of common stock covered thereby as of the date of the change of control.

  Performance Unit Awards

        Performance unit awards may be affected by a named executive officer's termination of employment or the occurrence of certain corporate events. If the executive's employment with the Company is terminated by the Company for any reason, with or without cause, or the executive resigns (in either case, other than by reason of death or disability) prior to the maturity date of the performance unit award, then no amount shall be paid in respect of the award. If, prior to the maturity date, the executive's employment with the Company terminates either by reason of death or because the executive is determined by the board of directors or the Compensation Committee to be subject to a disability, then the executive shall be eligible to receive a pro-rated performance unit award, taking into account the time that the executive was employed during the performance period prior to the date of such termination. The performance unit awards granted to each recipient in 2012 and 2013 are payable in cash and in 2014 are payable in common stock of the Company.

        In the event of a change of control (which for these purposes is the same as described above), provided that the named executive officer remains employed by the Company through the date of such change of control, the "performance periods" in effect on the date the change of control occurs shall end on such date, and either the board of directors or the Compensation Committee shall determine the extent to which the performance goals with respect to each such performance period have been met, based upon such audited or unaudited financial information or other information then available as it deems relevant. The board of directors or Compensation Committee shall then cause each holder of performance unit awards to receive partial or full payment of such awards for each performance period, based on the board of directors' or Compensation Committee's determination of the degree of attainment of the performance goals or that the applicable "target" levels of performance have been attained or on such other basis determined by the board of directors or Compensation Committee.

Potential Payments upon Termination or Change in Control Table for Fiscal Year 2013

        The information set forth in the table below is based on the assumption that the applicable triggering event under the Laredo Petroleum, Inc. Change in Control Executive Severance Plan or the applicable restricted stock award, stock option award or performance unit award agreement to which each named officer was a party occurred on December 31, 2013, the last business day of fiscal year 2013. Accordingly, the information reported in the table indicates the amount of cash severance and benefits that would be payable, and the value of restricted stock, stock options and performance units that would vest or become exercisable, by reason of a termination under the circumstances described above, or upon a change in control, and is our best estimation of our obligations to each named executive officer and will only be determinable with any certainty upon the occurrence of the applicable event. For purposes of determining the value of the accelerated vesting of restricted stock awards, the fair market value per share of our common stock was $27.69 on December 31, 2013. For purposes of determining the value of the accelerated vesting of stock options, we utilized the Black-Scholes option pricing model at grant date. For purposes of determining the value of the accelerated vesting of the performance units, we utilized the December 31, 2013 fair value computed in accordance with FASB ASC Topic 718.

Name	Termination without cause/for good reason outside of a change in control	Change in control (must be coupled with Termination without cause/for good reason)(1)	Change in control only	Termination for cause	Termination due to death or disability
Randy A. Foutch
Salary	$—	$2,211,000	$—	$—	$—
Bonus	—	810,700	—	—	—
Accelerated Equity RS(2)	—	3,950,505	3,950,505	—	3,950,505
Accelerated Equity Options(2)	—	1,881,680	1,881,680	—	—
Accelerated Equity PU(2)	—	4,248,833	4,248,833	—	4,248,833
Continued Medical	—	19,035	—	—	—

Total	$—	$13,121,753	$10,081,018	$—	$8,199,338

Richard C. Buterbaugh
Salary	$—	$820,000	$—	$—	$—
Bonus	—	328,000	—	—	—
Accelerated Equity RS(2)	—	1,767,120	1,767,120	—	1,767,120
Accelerated Equity Options(2)	—	415,330	415,330	—	—
Accelerated Equity PU(2)	—	789,598	789,598	—	789,598
Continued Medical	—	14,405	—	—	—

Total	$—	$4,134,453	$2,972,048	$—	$2,556,718

Jay P. Still
Salary	$—	$1,000,000	$—	$—	$—
Bonus	—	450,000	—	—	—
Accelerated Equity RS(2)	—	2,721,373	2,721,373	—	2,721,373
Accelerated Equity Options(2)	—	—	—	—	—
Accelerated Equity PU(2)	—	—	—	—	—
Additional Equity RS(3)	—	4,000,000	4,000,000	—	—
Continued Medical	—	19,035	—	—	—

Total	$—	$8,190,408	$6,721,373	$—	$2,721,373

Patrick J. Curth
Salary	$—	$694,000	$—	$—	$—
Bonus	—	260,250	—	—	—
Accelerated Equity RS(2)	—	942,291	942,291	—	942,291
Accelerated Equity Options(2)	—	536,450	536,450	—	—
Accelerated Equity PU(2)	—	1,245,599	1,245,599	—	1,245,599
Continued Medical	—	14,405	—	—	—

Total	$—	$3,692,995	$2,724,340	$—	$2,187,890

Kenneth E. Dornblaser
Salary	$—	$642,000	$—	$—	$—
Bonus	—	240,750	—	—	—
Accelerated Equity RS(2)	—	532,313	532,313	—	532,313
Accelerated Equity Options(2)	—	396,360	396,360	—	—
Accelerated Equity PU(2)	—	902,787	902,787	—	902,787
Continued Medical	—	19,035	—	—	—

Total	$—	$2,733,245	$1,831,460	$—	$1,435,100

(1)
Our Change in Control Executive Severance Plan, which was applicable to each of the named executive officers at December 31, 2013, provides that in the event that during the 12-month period following a change in control the employment of a named executive officer is terminated by the employer without cause or by the named executive officer for good reason, then the named executive officer is entitled to 200% (300% in the case of Mr. Foutch) of such named executive officer's base salary and 100% of such named executive officer's target bonus, plus company paid COBRA continuation coverage for up to 12 months. In addition, the 2011 Plan provides that in the event of a change in control, (i) with respect to restricted stock awards, the restricted period shall expire and restrictions applicable to outstanding restricted stock awards shall lapse and such awards shall become fully vested; (ii) with respect to stock option awards, all options will become fully vested and exercisable with respect to all shares of common stock covered thereby as of the date of the change of control; and (iii) with respect to performance units, the "performance periods" in effect on the date the change of control occurs shall end on such date, and either the board of directors or the Compensation Committee shall determine the extent to which the performance goals with respect to each such performance period have been met and shall then cause each holder of performance unit awards to receive partial or full payment of such awards for each performance period. For purposes of this table, it is assumed that all outstanding performance unit awards are awarded at a 100% level.

(2)
At December 31, 2013, the only forms of equity awards held by the named executive officers consisted of restricted stock, stock options and performance units. Each such award may be impacted by the termination of the holder's employment by the Company, depending on the reason for such termination, as follows: (i) The named executive officers' restricted stock awards provide that if the named executive officer's employment is terminated for any reason other than death or a determination of disability, then the named executive officer forfeits his unvested shares. In the event of termination by death or disability, all unvested shares automatically vest; (ii) the stock option awards provide that the unvested portion of a stock option award shall expire upon termination of employment, and the vested portion of a stock option award shall remain exercisable for (a) one year following termination of employment by reason of the holder's death or disability, but not later than the expiration of the option period, or (b) 90 days following termination of employment for any reason other than the holder's death or disability, and other than the holder's termination of employment for cause; provided both the unvested and the vested but unexercised portion of a stock option award shall expire upon the termination of the option holder's employment or service by the Company for cause; and (iii) the performance unit awards provide that if the executive's employment with the Company is terminated by the Company for any reason, with or without cause, or the executive resigns (in either case, other than by reason of death or disability) prior to the maturity date of the performance unit award, then no amount shall be paid in respect of the award. If, prior to the maturity date the executive's employment with the Company either by reason of death or or because the executive is determined by the board of directors or the Compensation Committee to be subject to a disability, then the executive shall be eligible to receive a pro-rated performance unit award, taking into account the time that the executive was employed during the performance period prior to the date of such termination.

(3)
In 2013, Mr. Still was provided an additional change-of-control provision above and beyond what is stated in the Change in Control Executive Severance Plan. As part of his hiring incentive, and partially in recognition of significant equity grants that Mr. Still forfeited when leaving his former employer, Mr. Still was provided the potential grant of $4 million in shares of common stock. The value and number of the shares was calculated on the 10-day average stock price immediately before his start date. The stock covered by this arrangement will only be issued if there is a change-of-control that is consummated within 24 months after his hire date and if he is not offered a comparable position with the resulting company. At the end of the first 12-month period, the shares covered by the arrangement will be reduced by one-half. If a change-of-control does not occur within 24 months after Mr. Still's hire date, the potential grant of the described shares will lapse.

Compensation of Directors

        Based on a competitive review by FWC of outside director compensation paid by our peers which also included consideration of the significant time commitment our board provides to the Company, effective June 1, 2013, the board of directors adopted the compensation arrangements described below.

  •
  Annual Cash Retainer—$60,000 (directors can elect to have their cash retainer paid in the form of restricted stock awards); this award is payable ratably following each quarterly meeting of the board of directors. Prior to June 1, 2013 the annual cash retainer was $40,000.

  •
  Committee Chairman Fees—

  •
  Chairman of Audit Committee:    $20,000/year paid in restricted stock awards; this fee is paid annually following the board meeting that accompanies our annual meeting of stockholders. Prior to June 1, 2013 the Audit Committee Chairman fee was $15,000.

  •
  Chairman of Compensation Committee:    $15,000/year paid in restricted stock awards; this fee is paid annually following the board meeting that accompanies our annual meeting of stockholders. Prior to June 1, 2013 the Compensation Committee Chairman fee was $12,500.

  •
  Chairman of Other Committees:    $12,500/year paid in restricted stock awards; this fee is paid annually following the board meeting that accompanies our annual meeting of stockholders. The fee for this position was not changed.

  •
  Annual Stock Grant—Equivalent value of $160,000 in restricted stock awards; this fee is paid annually following the board meeting that accompanies our annual meeting of stockholders. The amount of this annual grant was not changed.

        Directors who are also employees of the Company will not receive any additional compensation for serving on our board of directors. Accordingly, the "Summary compensation table" reflects the total compensation received by Randy A. Foutch, Jay P. Still, and Jerry R. Schuyler.

        The following table summarizes, with respect to our non-employee directors, information relating to the compensation earned for services rendered as directors during the fiscal year ended December 31, 2013.

Director compensation table for the year ended December 31, 2013

Name	Stock awards(1)(2)	Fees earned or paid in cash(2)(3)	All other compensation(2)(3)	Total
Peter R. Kagan	$214,953	$—	$47	$215,000
James R. Levy	$214,953	$—	$47	$215,000
B.Z. (Bill) Parker	$223,021	$—	$53	$223,074
Pamela S. Pierce	$214,953	$—	$47	$215,000
Ambassador Francis Rooney	$227,442	$—	$58	$227,500
Donald D. Wolf	$172,494	$55,000	$6	$227,500
Edmund P. Segner, III	$166,923	$55,000	$3	$221,926
Dr. Myles Scoggins	$214,953	$—	$47	$215,000

(1)
The amounts reported as "Stock awards" represent the aggregate grant date fair value of restricted stock awards granted to or in respect of Laredo's directors during 2013, based on the closing price of our stock on the New York Stock Exchange on the grant date.

(2)
Fees earned during the fourth quarter of each year are paid during the first quarter of the next year.

(3)
The amounts shown represent either the value of fractional shares paid in cash to those directors electing to take restricted stock awards in lieu of cash, or in the cases of Messrs. Wolf and Segner, their election to receive the applicable $10,000 or $15,000 cash payment with respect to a quarterly meeting.

        The following table summarizes, with respect to our non-employee directors, information relating to the outstanding unvested restricted shares of common stock earned by each director for services rendered. Restricted shares granted in 2013 have a one-year cliff vest. Restricted shares, which were issued in exchange for previously unvested restricted units in Laredo LLC in connection with the corporate reorganization and initial public offering, have the same vesting schedule as the initial restricted unit awards for which they were exchanged and vest 20% on the grant date and 20% on each of the next four anniversaries of the grant date.

Name	Grant date	Restricted stock shares not vested
Peter R. Kagan	11/6/2013	474
	8/15/2013	643
	5/16/2013	9,460
	2/12/2013	564
James R. Levy	11/6/2013	474
	8/15/2013	643
	5/16/2013	9,460
	2/12/2013	564
B.Z. (Bill) Parker	11/6/2013	474
	8/15/2013	643
	5/16/2013	9,909
	2/12/2013	564
	8/10/2011	726
	4/11/2011	228
	2/1/2010	342
Pamela S. Pierce	11/6/2013	474
	8/15/2013	643
	5/16/2013	9,460
	2/12/2013	564
	8/10/2011	726
	4/11/2011	228
	2/1/2010	342
Ambassador Francis Rooney	11/6/2013	474
	8/15/2013	643
	5/16/2013	10,155
	2/12/2013	564
	8/10/2011	506
	4/11/2011	228
	2/16/2010	799
Donald D. Wolf	5/16/2013	9,599
	8/10/2011	506
	4/11/2011	228
	2/16/2010	799
Edmund P. Segner, III	5/16/2013	9,289
	8/18/2011	1,164
Dr. Myles Scoggins	11/6/2013	474
	8/15/2013	643
	5/16/2013	9,460
	2/12/2013	564

        Our independent directors may be reimbursed for their expenses to attend board meetings.

Securities Authorized for Issuance under 2011 Plan

        At December 31, 2013, a total of 10 million shares of common stock were authorized for issuance under the 2011 Plan. In the table below, we describe certain information about these shares and the 2011 Plan which provides for their authorization and issuance. You can find a description of the 2011 Plan under "—Laredo Petroleum, Inc. 2011 Omnibus Equity Incentive Plan."

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(1)
Equity compensation plan approved by security holders(1)	1,228,940	$19.32	7,929,433
Equity compensation plan not approved by security holders	—	—	—

Total	1,228,940		7,929,433

(1)
The 2011 Plan became effective upon consummation of the Company's initial public offering in December 2011. No awards were issued under the 2011 Plan in December 2011. See "—Laredo Petroleum, Inc. 2011 Omnibus Equity Incentive Plan" for more information.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of the Compensation Committee has been at any time an employee of Laredo. None of the Company's executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on the Company's board of directors or Compensation Committee. No member of the Company's board of directors is an executive officer of a company in which one of the Company's executive officers serves as a member of the board of directors or compensation committee of that company.

AUDIT COMMITTEE REPORT

        The Company has determined that: (i) Messrs. Segner, Parker, Wolf and Scoggins are independent, as defined in Section 10A of the Exchange Act and under the standards set forth by the NYSE and (ii) all current Audit Committee members are financially literate. In addition, Messrs. Segner, Wolf and Dr. Scoggins each qualify as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act.

        During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company's Annual Report on Form 10-K for the year ended December 31, 2013, the Audit Committee:

  •
  reviewed and discussed the Company's audited consolidated financial statements as of and for the year ended December 31, 2013 with management and with the independent registered public accountants;

  •
  considered the adequacy of the Company's internal controls and the quality of its financial reporting, and discussed these matters with management and with the independent registered public accountants;

  •
  reviewed and discussed with the independent registered public accountants (i) their judgments as to the quality of the Company's accounting policies, (ii) the written disclosures and letter from the independent registered public accountants required by Public Company Accounting Oversight Board Independence Rules, and the independent registered public accountants' independence, and (iii) the matters required to be discussed by the Public Company Accounting Oversight Board's Auditing Standard No. 16, Communications with Audit Committees;

  •
  discussed with management and with the independent registered public accountants the process by which the Company's Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer make the certifications required by the SEC in connection with the filing with the SEC of the Company's periodic reports, including reports on Forms 10-K and 10-Q;

  •
  pre-approved all auditing services and non-audit services to be performed for the Company by the independent registered public accountants as required by the applicable rules promulgated pursuant to the Exchange Act, considered whether the rendering of non-audit services was compatible with maintaining Grant Thornton LLP's independence, and concluded that Grant Thornton LLP's independence was not compromised by the provision of such services (details regarding the fees paid to Grant Thornton LLP in fiscal year 2013 for audit services, tax services and all other services, are set forth in "Audit and Other Fees" below); and

  •
  based on the reviews and discussions referred to above, recommended to the board of directors that the audited consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

        As recommended by the NYSE's corporate governance rules, the Audit Committee also considered whether, to assure continuing auditor independence, it would be advisable to regularly rotate the audit firm itself. The Audit Committee has concluded that the current benefits to the Company from continued retention of Grant Thornton LLP warrant retaining the firm at this time. The Audit Committee will, however, continue to review this issue on an annual basis.

        Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accountants are responsible for expressing an opinion on those financial statements. Audit Committee members are not employees of the Company or accountants or auditors by profession. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in their report on the Company's consolidated financial statements.

        The Audit Committee meets regularly with management and the independent auditors, including private discussions with the independent registered public accountants, and receives the communications described above. The Audit Committee has also established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accountants do not assure that the Company's consolidated financial statements are presented in accordance with generally accepted accounting principles or that the audit of the

Company's consolidated financial statements has been carried out in accordance with generally accepted auditing standards.

Audit Committee of the Board of Directors

Edmund P. Segner, III, Chairman
B.Z. (Bill) Parker, Member
Donald D. Wolf, Member
Dr. Myles W. Scoggins, Member

        The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference in such filing.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

        The board of directors believes that its fundamental responsibility is to promote the best interests of the Company and its stockholders by overseeing the management of the Company's business and affairs. Directors must exercise their business judgment and act in what they reasonably believe to be the best interests of the Company and its stockholders. The board of directors is elected by the stockholders to oversee management and to assure that the long-term interests of the stockholders are being served. Directors must fulfill their responsibilities consistent with their fiduciary duties to the stockholders and in compliance with applicable laws and regulations.

        The board of directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to the Company's stockholders. The Company's Corporate Governance Guidelines cover the following principal subjects:

  •
  Board of Directors Composition and Selection; Director Qualifications

  •
  Board of directors size

  •
  Selection of members of the board of directors

  •
  Determination of independence of directors

  •
  Selection of the Chairman and Chief Executive Officer

  •
  Term limits

  •
  Retirement

  •
  Other directorships

  •
  Change in status of directors

  •
  Committees of the board of directors

  •
  Board of Directors Meetings; Director Responsibilities

  •
  Board of directors meetings and agenda

  •
  Access to management and advisors

  •
  Executive sessions

  •
  Director orientation and education

  •
  Annual performance evaluations

  •
  Succession planning

  •
  Director compensation

  •
  Stock ownership guidelines

  •
  Shareholder communications with the board of directors

  •
  Board of directors communications with third parties

        The "Corporate Governance Guidelines" are posted on our website at www.laredopetro.com. The Corporate Governance Guidelines are being reviewed annually by the Nominating and Corporate Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the board of directors for its approval.

        The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NYSE rules.

Code of Conduct and Business Ethics

        The board of directors has adopted a Code of Conduct and Business Ethics applicable to our employees, directors and officers and a Code of Ethics for Senior Financial Officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE. Any waiver of these codes may be made only by our board of directors and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. A copy of the Code of Conduct and Business Ethics and Code of Ethics for Senior Financial Officers is available on our website at www.laredopetro.com.

Board of Directors Leadership

        Mr. Foutch is Laredo's founder and has served as Laredo's Chairman and Chief Executive Officer since its inception. He also served as Laredo's President from October 2006 to July 2008.

        The board of directors believes the combined role of Chairman and Chief Executive Officer promotes unified leadership and direction for the Company, which allows for a single, clear focus for management to execute the Company's strategy and business plans. As Chief Executive Officer, the Chairman is best suited to ensure that critical business issues are brought before the board of directors, which enhances the board of director's ability to develop and implement business strategies.

        To ensure a strong and independent board of directors, as discussed herein, the board of directors has affirmatively determined that all directors of the Company, other than Mr. Foutch and Mr. Still, are independent within the meaning of the NYSE listing standards currently in effect. Our Corporate Governance Guidelines provide that non-management directors shall meet in regular executive session without management present, and that the Chairman of the Audit Committee, Mr. Segner, shall act as the Chairman of such meetings.

        Until November 2013, Warburg Pincus owned a majority of the Company's outstanding common stock. As such, prior to that time, the Company was a "controlled company" as that term is set forth in the NYSE Listed Company Manual. Under the NYSE rules, a "controlled company" may elect not to comply with certain NYSE corporate governance requirements, including: (i) the requirement that a majority of the Company's board of directors consist of independent directors, (ii) the requirement that the Company's Nominating and Corporate Governance Committee be composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities, and (iii) the requirement that the Company's Compensation Committee be composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities. While these requirements did not apply to the Company during the period it remained a "controlled company," the Company's board of directors nonetheless during all of 2013 consisted of a majority of independent directors and its Nominating and Corporate Governance Committee and Compensation Committee consisted entirely of independent directors within the meaning of the NYSE listing standards currently in effect. The Nominating and Corporate Governance Committee and the Compensation Committee each have a written charter addressing such committee's purpose and responsibilities in accordance with NYSE listing standards.

Communications with the Board of Directors

        Stockholders or other interested parties can contact any director, any committee of the board of directors, or the Company's non-management directors as a group, by writing to them at Laredo Petroleum, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119.

Comments or complaints relating to the Company's accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee. All such communications will be forwarded to the appropriate member(s) of the board of directors.

Director Independence

        The board of directors annually reviews and determines the independence of each director. In making its determination, the board of directors carefully considers all facts and circumstances it deems relevant to the determination. Members of the board of directors have an affirmative obligation to promptly inform the Company's General Counsel of changes in their circumstances or any transactions or relationships that may impact their designation by the board of directors as "independent."

        The board of directors has assessed the independence of each non-employee director under the Company's guidelines and the independence standards of the NYSE. The board of directors affirmatively determined that all eight of the non-employee directors (Messrs. Kagan, Levy, Parker, Rooney, Segner and Wolf, Dr. Scoggins and Ms. Pierce) are independent under the Company's guidelines and independence standards of the NYSE. This determination included specifically consideration of Warburg Pincus' stock ownership in the Company and Messrs. Kagan's and Levy's relationship with Warburg Pincus. Under the standards of the NYSE, the concern is "independence from management" and, therefore, the ownership of even a significant amount of stock is not, by itself, a bar to an independence finding.

        In connection with its assessment of the independence of each non-employee director, the board of directors also determined that Messrs. Segner, Parker, and Wolf and Dr. Scoggins meet the additional independence standards of the NYSE and SEC applicable to members of the Audit Committee. Those standards require that the director not be an affiliate of the Company and that the director not receive from the Company, directly or indirectly, any consulting, advisory or other compensatory fees except for fees for services as a director.

Executive Sessions of the Board of Directors

        Our independent directors meet regularly in executive session without management to review the performance of management and our Company and any related matters. The Chairman of our Audit Committee, Mr. Segner, serves as the Chairman and lead independent director of such meetings. Generally, executive sessions are held in conjunction with regularly scheduled meetings of our board of directors. We expect our board of directors to have at least four executive sessions each year.

Financial Literacy of Audit Committee and Designation of Financial Experts

        The board of directors evaluated each of the members of the Audit Committee for financial literacy and the attributes of a financial expert on May 16, 2013. The board of directors determined that each of the Audit Committee members is financially literate and that Messrs. Segner and Wolf and Dr. Scoggins are Audit Committee financial experts as defined by the SEC.

Oversight of Risk Management

        The board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of the Company's objectives and to maintain stockholder value. The Audit Committee is primarily responsible for overseeing the Company's exposure to financial risk and reviewing the steps the Company's management has taken to monitor and control such exposure. The Audit Committee meets at least four times per year, in addition to periodic meetings with management and internal and independent auditors to accomplish its purpose. Additionally, each of the committees of the board of directors considers the risks within its area of responsibilities. We believe that the leadership structure of our board of directors supports its effective oversight of the Company's risk management.

Attendance at Annual Meetings

        The board of directors encourages all directors to attend the annual meetings of stockholders, if practicable. Nine of our directors attended our last annual meeting. We anticipate that all of our directors will attend the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of common stock as of March 19, 2014 by (i) beneficial owners of five percent or more of the Company's common stock, (ii) each director of the Company, (iii) each named executive officer of the Company and (iv) all of the Company's directors and executive officers as a group. Unless otherwise noted, the mailing address of each person or entity named below is c/o Laredo Petroleum, Inc., 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119.

Name of person or identity of group	Number of shares	Percentage of class(1)
Warburg Pincus Private Equity IX, L.P.(2)	50,255,043	35.0%
Warburg Pincus Private Equity X O&G, L.P.(2)	12,712,472	8.8%
RS Investment Management Co. LLC(3)	10,893,233	7.6%
Randy A. Foutch(4)(5)	1,426,694	1.0%
Jay P. Still	120,134	0.1%
Peter R. Kagan(2)(6)	63,082,501	43.9%
James R. Levy(2)(7)	63,000,553	43.8%
B.Z. (Bill) Parker	88,873	0.1%
Pamela S. Pierce	96,877	0.1%
Francis Rooney(8)	465,808	0.3%
Myles W. Scoggins	25,664	—
Edmund P. Segner, III	23,694	—
Donald D. Wolf(9)	44,801	—
Jerry R. Schuyler	226,027	0.2%
Richard C. Buterbaugh	85,589	0.1%
Patrick J. Curth	140,702	0.1%
John E. Minton	94,648	0.1%
Kenneth E. Dornblaser	46,180	—
Directors and executive officers as a group (16 persons)(10)	3,088,292	2.1%

(1)
Based upon an aggregate of 143,687,924 shares outstanding as of March 19, 2014.

(2)
The stockholders are Warburg Pincus Private Equity IX, L.P., a Delaware limited partnership ("WP IX"), and Warburg Pincus Private Equity X O&G, L.P., a Delaware limited partnership, together with an affiliated partnership ("WP O&G"). The total number of shares owned by WP O&G includes 399,109 shares of common stock owned by Warburg Pincus X Partners, L.P., an affiliated Delaware limited partnership, or less than 1% of the common stock outstanding. Warburg Pincus IX, LLC, a New York limited liability company ("WPIX LLC"), an indirect subsidiary of Warburg Pincus & Co., a New York general partnership ("WP"), is the general partner of WP IX. Warburg Pincus X, L.P., a Delaware limited partnership ("WP X GP") is the general partner of the WP O&G. Warburg Pincus X, LLC, a Delaware limited liability company ("WP X LLC")

  is the general partner of WP X GP. Warburg Pincus Partners LLC, a New York limited liability company ("WP Partners"), is the sole member of each of WPIX LLC and WP X LLC. WP is the managing member of WP Partners. Warburg Pincus LLC, a New York limited liability company ("WP LLC"), manages WP IX and WP O&G. Charles R. Kaye and Joseph P. Landy are Managing General Partners of WP and Managing Members and Co-Chief Executive Officers of WP LLC and may be deemed to control the Warburg Pincus entities. Messrs. Kaye, Landy, Kagan and Levy disclaim beneficial ownership of all shares of common stock held by the Warburg Pincus entities. The address of the Warburg Pincus entities is 450 Lexington Avenue, New York, New York 10017.

(3)
This share ownership information was provided in a Schedule 13G filed on February 14, 2014 by RS Investment Management Co. LLC, which disclosed that such entity possesses sole dispositive power of the reported shares. The address of RS Investment Management Co. LLC is One Bush Street, Suite 900, San Francisco, California 94104.

(4)
Randy A. Foutch, the Company's Chief Executive Officer and Chairman of the board of directors, is a limited partner of certain affiliates of Warburg Pincus.

(5)
Includes (i) 380,148 shares held equally among four family trusts, (ii) 500 shares held by Mr. Foutch's daughter and (iii) 450,737 shares held by Lariat Ranch LLC, an entity of which Mr. Foutch owns approximately 80% and has shared voting power.

(6)
Mr. Kagan, a director of the Company, is a Partner of WP and a Managing Director and Member of Warburg Pincus LLC. Mr. Kagan may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the common stock owned by WP IX and WP O&G.

(7)
Mr. Levy, a director of the Company, is a Partner of WP and a Managing Director and Member of Warburg Pincus LLC. Mr. Levy may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the common stock owned by WP IX and WP O&G.

(8)
Includes 434,265 shares held by Rooney Capital LLC.

(9)
Includes 3,000 shares held by the Donald D Wolf 2007 Irrevocable Trust.

(10)
Does not include shares of common stock held by WP IX and WP O&G (as defined in footnote 2) in which Messrs. Kagan and Levy may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The executive officers and directors of the Company and persons who own more than 10% of the Company's common stock are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in common stock, as well as changes in that ownership. Based solely on our review of reports and written representations that the Company has received, the Company believes that all required reports were timely filed during 2013, with the following exception: restricted stock held by Richard C. Buterbaugh vested on December 17, 2013. In connection with such vesting, 1,591 shares were withheld to cover payment of income taxes attributable to the vested shares. The Form 4 reporting the "disposition" of such withheld shares was inadvertently filed approximately 10 days late.

TRANSACTIONS WITH RELATED PERSONS

Procedures for Review, Approval and Ratification of Related Person Transactions

        A "Related-Party Transaction" is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A "Related Person" means:

  •
  any person who is, or at any time during the applicable period was, one of the Company's executive officers or one of its directors;

  •
  any person who is known by the Company to be the beneficial owner of more than 5.0% of the Company's common stock;

  •
  any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5.0% of the Company's common stock; and

  •
  any entity in which any of the foregoing persons (i) has direct or indirect control, (ii) is a partner or principal or in a similar position, (iii) has a 10.0% or greater beneficial ownership interest or (iv) is employed if (a) the person is directly involved in the negotiation of the Related-Party Transaction or will share or have primary responsibility for such transaction or (b) the person's compensation from the entity is directly tied to such transaction.

        The board of directors has determined that the Audit Committee is best suited to review and approve Related-Party Transactions, although the board of directors may instead determine that a particular Related-Party Transaction should be reviewed and approved by a majority of disinterested directors. No member of the Audit Committee shall participate in the review or approval of any Related-Party Transaction with respect to which such member is a Related Person. In reviewing and approving any Related-Party Transaction, the Audit Committee shall:

  •
  Satisfy itself that it has been fully informed as to the material facts of the Related Person's relationship and interest and as to the material facts of the proposed Related-Party Transaction;

  •
  Take into account the extent of the Related Person's interest in the Related-Party Transaction; and

  •
  Determine that the Related-Party Transaction is fair to the Company and that the Related-Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances.

        At each Audit Committee meeting, management shall recommend any Related-Party Transactions, if applicable, to be entered into by the Company. After review, the Audit Committee shall approve or disapprove such transactions and at each subsequently scheduled meeting, management shall update the Audit Committee as to any material change to those proposed transactions. The Audit Committee shall establish such guidelines as it determines are necessary or appropriate for management to follow in its dealings with Related Persons in Related-Party Transactions.

        If management becomes aware of a proposed Related-Party Transaction or an existing Related-Party Transaction that has not been pre-approved by the Audit Committee, management shall promptly notify the Chairman of the Audit Committee and such transactions shall be submitted to the Audit Committee for their review, consideration and determination of whether to approve or ratify, as applicable, such transaction if the Audit Committee determines it is fair to the Company. If management, in consultation with the Company's Chief Executive Officer or Chief Financial Officer, determines that it is not practicable to wait until the next Audit Committee meeting, the Chairman of the Audit Committee has the delegated authority during the period between Audit Committee meetings, to review, consider and determine whether any such transaction is fair to the Company and whether the transaction should be approved, or ratified, as the case may be. The Chairman of the Audit Committee shall report to the Audit Committee any transactions reviewed by him pursuant to this delegated authority at the next Audit Committee meeting.

        Additional information relating to the Company's policies regarding Related-Party Transactions is set forth in the "Policy Statement Regarding Related-Party Transactions" that is posted on the Company's website at www.laredopetro.com.

        Since January 1, 2013, Laredo has participated in the transactions set forth below, which may be considered Related-Party Transactions as defined above:

Gas Gathering and Processing Arrangement with Targa

        The Company has a gas gathering and processing arrangement with affiliates of Targa Resources, Inc. ("Targa"). Until May 2013, Warburg Pincus Private Equity IX, L.P., a majority stockholder in the Company, and other Warburg Pincus affiliates held material investments in Targa. The Company considered Targa a related party until May 2013. Mr. Kagan, one of our directors, is on the board of directors of affiliates of Targa and Targa Resource Partners, L.P. Laredo's net oil and gas sales to Targa were approximately $74.2 million for the year ended December 31, 2013.

Registration Rights

        On December 20, 2011, in connection with the closing of its initial public offering, the Company entered into a registration rights agreement (the "Registration Rights Agreement") with affiliates of Warburg Pincus and the other former unitholders of Laredo LLC (together with Warburg Pincus, the "Holders"). The Registration Rights Agreement requires the Company to file, within 30 days of receipt of a demand notice issued by Warburg Pincus, a registration statement with the SEC permitting the public offering of registrable securities. In addition, the Registration Rights Agreement grants the Holders the right to join the Company, or "piggyback", in certain circumstances, if the Company is selling its common stock in an offering at any time after its initial public offering. The Registration Rights Agreement also includes customary provisions dealing with indemnification, contribution and allocation of expenses.

Other Related-Party Transactions

        On January 1, 2013, we entered into a Non-Exclusive Aircraft Lease Agreement (the "Aircraft Lease") with Lariat for a term of one year, automatically renewable for subsequent one-year terms subject to the parties' termination rights. Under the Aircraft Lease, we lease the airplane owned by Lariat from Lariat at a rate of $1,900 per flight hour, subject to quarterly redetermination by the parties, and are also responsible for all operating costs associated with our use of the aircraft, including flight crew costs and airport charges. In connection with the Aircraft Lease, our board of directors adopted a revised aircraft use policy, which also covers our reimbursement of expenses related to flight training and certification of Mr. Foutch and other related expenses. Laredo incurred approximately $441,459 in expenses for the year ended December 31, 2013 for business trips pursuant to this policy.

        Mr. Foutch and Company employees travel extensively for company business, often on short notice and to areas that have limited access to direct commercial flights, so our board of directors has determined that the ability to have access when necessary to Lariat's dedicated aircraft is an efficient, safer and cost-effective option that is beneficial to us. Although Mr. Foutch is a fully qualified pilot with a single pilot rating and has flown his aircraft solo for business while working for other companies in the past, we believe it is in our best interest to require the presence of a fully-licensed and qualified co-pilot with him, or two pilots, and certain specified safety and mechanical inspections to assure the airworthiness of the aircraft.

 ITEM TWO

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee of the board of directors has selected Grant Thornton LLP as the independent registered public accounting firm of the Company for 2014. Grant Thornton LLP has audited Laredo's consolidated financial statements since its inception in 2006.

        The board of directors is submitting the selection of Grant Thornton LLP for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the board of directors and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the board of directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Grant Thornton LLP, the Audit Committee will reconsider the selection of that firm as the Company's auditors.

        The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company's auditors. The stockholders' ratification of the appointment of Grant Thornton LLP does not limit the authority of the Audit Committee to change auditors at any time.

Audit and Other Fees

        The table below sets forth the aggregate fees billed to Laredo by Grant Thornton LLP, the Company's independent registered public accounting firm, for the last two fiscal years:

	2013	2012
Audit fees(1)	$697,840	$623,781
Audit related fees(2)	22,250	13,125
Tax fees(3)	45,940	124,800

Total	$766,030	$761,706

(1)
Audit fees represent fees for professional services provided in connection with: (a) the annual audit of Laredo's consolidated financial statements; (b) the review of Laredo's quarterly consolidated financial statements; and (c) review of Laredo's other filings with the SEC, including review and preparation of registration statements, comfort letters, consents and research necessary to comply with generally accepted auditing standards for the years ended December 31, 2013 and 2012.

(2)
Includes 401(k) defined contribution plan audit performed in 2013 and 2012.

(3)
Tax fees represent tax return preparation and consultation on tax matters.

        The Audit Committee Charter and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of Grant Thornton LLP's audit, tax and other services. Laredo's Audit Committee pre-approved 100% of the services described above under the captions "Audit Fees," "Tax Fees," and "Other Fees" for the years ended December 31, 2013 and 2012.

        The Company expects that representatives of Grant Thornton LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS THE AUDITORS OF THE COMPANY FOR 2014.

ITEM THREE

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

        As required by Section 14A of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are seeking stockholder approval on an advisory, non-binding basis of the compensation of our named executive officers as disclosed in the section of this Proxy Statement titled "Executive Compensation." In this proposal, stockholders are being asked to vote on the following advisory resolution:

        "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to Item 402(m) through (q) of Regulation S-K, including the compensation tables and the other narrative executive compensation disclosure in the Proxy Statement for our 2014 Annual Meeting of Stockholders."

        Stockholders are urged to read the "Executive Compensation" section of this Proxy Statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy, and to refer to the related executive compensation tables. The compensation of our named executive officers is based on a philosophy that ties a substantial portion of an executive's compensation to our attainment of financial and other performance measures that, our board of directors believes, promote the creation of long-term stockholder value and position our company for long-term success. As described more fully in the "Compensation Discussion and Analysis," the mix of fixed- and performance-based compensation, as well as the terms of restricted stock awards, stock option awards and performance unit awards are designed to enable our Company to attract and maintain top talent while, at the same time, creating a close relationship between our Company's performance and overall stockholder return and the named executive officers' compensation. Our Compensation Committee and board of directors believe that the philosophy of the program, and hence the compensation awarded to named executive officers under the current program, fulfills this objective.

        Although the vote is advisory and non-binding, our board of directors and Compensation Committee value the opinions that our stockholders express in their votes and will consider the voting results in connection with their ongoing evaluation of our compensation program.

        The affirmative "FOR" vote of a majority of the votes cast at the Annual Meeting is required to approve, on an advisory basis, the compensation of our named executive officers. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of approving the advisory, non-binding basis of the compensation of our named executive officers.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

 STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES

        Stockholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed in connection with the 2015 annual meeting of stockholders must submit their proposals so that they are received at our principal executive offices no later than the close of business December 1, 2014 or, in the event the Company's 2015 annual meeting is advanced or delayed more than 30 days from the date of the Annual Meeting, within a reasonable time before the Company begins to print and mail the proxy materials for the 2015 annual meeting. As the SEC rules make clear, simply submitting a proposal does not guarantee that it will be included in the Company's proxy materials.

        In addition, stockholders who wish to introduce a proposal from the floor of the 2015 annual meeting of stockholders (outside the processes of Rule 14a-8), must submit that proposal in writing to the Company's Secretary at our principal executive offices no earlier than January 15, 2015 and no later than February 14, 2015 or, in the event the Company's 2015 annual meeting of stockholders is advanced or delayed more than 30 days from the date of the Annual Meeting, not later than the later of (i) the 90th day before the 2015 annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company.

        To be in proper form, a stockholder's notice must include the information required by our bylaws with respect to each proposal submitted. The Company may refuse to consider any proposal that is not timely or otherwise does not meet the requirements of our bylaws or the SEC's rules with respect to the submission of proposals. You may obtain a copy of our bylaws by submitting a request to Laredo Petroleum, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119.

        Directors may be nominated by the board of directors or by stockholders in accordance with the bylaws of the Company. The Nominating and Corporate Governance Committee will review all nominees for the board of directors, including proposed nominees of stockholders, in accordance with its charter. In evaluating the suitability of candidates, the board of directors and the Nominating and Corporate Governance Committee take into account many factors, including the nominee's judgment, experience, independence, character, business acumen and such other factors as the Nominating and Corporate Governance Committee concludes are pertinent in light of the current needs of the board of directors. The board of directors believes that its membership should reflect a diversity of experience, gender, race, ethnicity and age. The Nominating and Corporate Governance Committee will select qualified nominees and review its recommendations with the board of directors, which will decide whether to invite the nominees to join the board of directors. When evaluating the suitability of an incumbent director for nomination or re-election, the board of directors and the Nominating and Corporate Governance Committee also consider the director's past performance, including attendance at meetings and participation in and contributions to the activities of the board of directors.

        The board of directors and the Nominating and Corporate Governance Committee believe they have achieved the sought after balance described above through the representation on the board of directors of members having experience in the oil and gas industry, accounting and investment analysis, among other areas. The board of directors and the Nominating and Corporate Governance Committee do not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

        In identifying potential director candidates, the board of directors and the Nominating and Corporate Governance Committee rely on any source available for the identification and recommendation of candidates, including current directors and officers. In addition, the board of directors and the Nominating and Corporate Governance Committee from time to time may engage a third-party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third party search firm will be paid a fee.

        The board of directors and Nominating and Corporate Governance Committee will also consider any nominee recommended by stockholders for election at the annual meeting of stockholders to be held in 2015 if that nomination is submitted in writing, between January 15, 2015 and February 14, 2015 or in the event the Company's 2015 annual meeting of stockholders is advanced or delayed more than 30 days from the date of the Annual Meeting, not later than the later of (i) the 90th day before the 2015 annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company. In the event that the number of directors to be elected to the board of directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase made by the Company at least 10 days before the last day a stockholder may deliver a notice of nomination in accordance with the preceding sentence, a stockholder's notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

        As set forth in the Company's bylaws, with respect to each such nominee, the following information must be provided to the Company with the written nomination:

  a)
  the nominee's name, address and age;

  b)
  the nominee's written consent to serve as a director if elected;

  c)
  the name and address of the nominating shareholder;

  d)
  the number of shares of each class and series of stock of the Company held by the nominating shareholder; and

  e)
  all other information required to be disclosed pursuant to Regulation 14A of the Exchange Act.

        Each submission must also include a statement of the qualifications of the nominee, a notarized consent signed by the nominee evidencing a willingness to serve as a director, if elected, and a written representation and agreement that such person (i) is not and will not become a party to any voting agreement or compensation agreement that has not been disclosed to the Company or that could limit or interfere with the nominee's ability to comply with their fiduciary duties under applicable law and (ii) will comply with all of the Company's applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

        Written requests for inclusion of any stockholder proposal should be addressed to Laredo Petroleum, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119. The Company suggests that any such proposal be sent by certified mail, return receipt requested.

 SOLICITATION OF PROXIES

        Solicitation of proxies may be made over the Internet, by mail, personal interview or telephone by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses.

STOCKHOLDER LIST

        In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Tulsa, Oklahoma, a list of the stockholders entitled to vote at the Annual Meeting.

        The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.

PROXY MATERIALS, ANNUAL REPORT AND OTHER INFORMATION

        The Company's Annual Report to Stockholders for the year ended December 31, 2013, is being made available to stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING TO BE HELD ON MAY 15, 2014

A COPY OF THE PROXY STATEMENT, THE FORM OF PROXY AND
THE ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE AT
http://materials.proxyvote.com/516806

        A copy of the Annual Report, as filed with the SEC, will be sent to any stockholder without charge upon written request. One copy of the Notice of Annual Meeting, this Proxy Statement and our Annual Report (the "Proxy Materials") will be sent to stockholders who share an address, unless they have notified the Company that they want to continue receiving multiple packages. A copy of the Proxy Materials will also be sent upon written or oral request to any stockholder of a shared address to which a single copy of the Proxy Materials was delivered. If two or more stockholders with a shared address are currently receiving only one copy of the Proxy Materials, then the stockholders may request to receive multiple packages in the future, or if a stockholder is currently receiving multiple packages of the Proxy Materials, then the stockholder may request to receive a single copy in the future. Such requests may be made by writing to Laredo Petroleum, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119 or by calling (918) 513-4570. The Annual Report is also available at the SEC's website in its EDGAR database at www.sec.gov.

 Internet and Phone Voting

        Internet and phone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting by Internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from Internet access providers and telephone companies.

        For shares of stock that are registered in a street name (the stockholder owns shares in the name of a bank, broker or other holder of record on the books of the Company's transfer agent), you will receive instructions with your proxy materials that you must follow in order to have your shares voted. Please review your proxy or voting instruction card to determine whether you can vote electronically or by phone.

SUBMIT A PROXY BY INTERNET—www.proxyvote.com

        For shares of stock that are registered in your name, you may vote by Internet or phone using the following procedures. To vote by Internet, please access www.proxyvote.com, and enter your 11 digit control number located in the upper right-hand portion of your proxy material. Votes submitted by Internet or phone must be received by 11:59 p.m., Eastern Time, on May 14, 2014. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

SUBMIT A PROXY BY PHONE—1-800-690-6903

        To vote by phone, please dial 1-800-690-6903 and enter your 11 digit control number located in the upper right-hand portion of your proxy material. Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 14, 2014.

VOTE BY MAIL

        Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

        If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE OR, IF YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIAL, BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

Tulsa, Oklahoma

April 1, 2014

By Order of the Board of Directors,

Kenneth E. Dornblaser
Senior Vice President, General Counsel and Secretary

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 15, 2014. Meeting Information LAREDO PETROLEUM, INC. Meeting Type: Annual Meeting For holders as of: March 19, 2014 Date: May 15, 2014 Time: 9:00 AM CDT Location: Thomas Gilcrease Museum 1400 North Gilcrease Museum Rd. Tulsa, OK 74127 You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. LAREDO PETROLEUM, INC. 15 W SIXTH STREET, SUITE 900 TULSA, OK 74119 M72131-P49182 See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT COMBINED DOCUMENT How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. . XXXX XXXX XXXX . XXXX XXXX XXXX Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 1, 2014 to facilitate timely delivery. M72132-P49182 How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. . XXXX XXXX XXXX

Voting Items The Board of Directors recommends you vote FOR the following: 1. Election of Class I Directors Nominees 01) Randy A. Foutch 02) Peter R. Kagan 03) Edmund P. Segner, III 04) Dr. Myles W. Scoggins The Board of Directors recommends you vote FOR proposals 2 and 3. 2. The ratification of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2014. 3. Advisory vote to approve the compensation of the named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. M72133-P49182

M72134-P49182

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Date Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. LAREDO PETROLEUM, INC. 15 W SIXTH STREET, SUITE 900 TULSA, OK 74119 M72129-P49182 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. LAREDO PETROLEUM, INC. Withhold All For All For All Except The Board of Directors recommends you vote FOR the following: ! ! ! 1. Election of Class I Directors Nominees 01) Randy A. Foutch 02) Peter R. Kagan 03) Edmund P. Segner, III 04) Dr. Myles W. Scoggins For Against Abstain The Board of Directors recommends you vote FOR proposals 2 and 3. ! ! ! 2. The ratification of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2014. ! ! ! 3. Advisory vote to approve the compensation of the named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ! For address changes/comments, mark here. (see reverse for instructions) ! ! Please indicate if you plan to attend this meeting. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Combined Document is available at www.proxyvote.com. M72130-P49182 LAREDO PETROLEUM, INC. Annual Meeting of Stockholders May 15, 2014 9:00 AM CDT This proxy is solicited by the Board of Directors The undersigned hereby appoints Randy A. Foutch and Richard C. Buterbaugh as proxies, each with full power of substitution, to represent and vote, as designated on the reverse side all the shares of Common Stock of Laredo Petroleum, Inc. held of record by the undersigned on March 19, 2014, at the Annual Meeting of Stockholders to be held at the Thomas Gilcrease Museum located at 1400 North Gilcrease Museum Road, Tulsa, Oklahoma 74127 on May 15, 2014, or any adjournment or postponement thereof. IF YOU SPECIFY A VOTE ON A PROPOSAL, YOUR PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY SHALL BE VOTED "FOR" PROPOSALS 1, 2 AND 3. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING TO BE VOTED ON, THE PROXY HOLDERS WILL VOTE, ACT AND CONSENT ON THOSE MATTERS IN THE DISCRETION OF THE PROXIES. The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders, and the 2013 Annual Report to Stockholders. Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side